As filed with the Securities and Exchange Commission on January 14, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

United States Gold and Treasury Investment Trust
Sponsored by Wilshire Phoenix Funds LLC
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	84-6953191 (I.R.S. Employer Identification Number)
2 Park Avenue, 20th Floor New York, New York 10016 (212) 485-8922
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________

William Cai, Partner
Wilshire Phoenix Funds LLC
2 Park Avenue, 20th Floor
New York, New York 10016
(212) 485-8922
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
___________________________

Copies to: Gregg Bateman Anthony Tu-Sekine Christopher D. Carlson Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common shares, par value $0.01	40,000	$25.00	$1,000,000	$129.80

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated January 14, 2020

[__] SHARES OF
UNITED STATES GOLD AND TREASURY INVESTMENT TRUSTTM

The United States Gold and Treasury Investment TrustTM (the "Trust") is an exchange traded fund that will issue [   ] Shares (the "Shares") which will trade on NYSE Arca, Inc. (the "Exchange"). The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. The Trust will have no assets other than (a) Physical Gold (as defined below), (b) Gold Futures (as defined below), and (c) T-Bills (as defined below) in proportions that seek to closely replicate the Gold Treasury IndexTM (the "Index"). The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, (iii) creations and redemptions, and (iv) to pay fees and expenses of the Trust. For a more detailed description of the Index, see "Description of the Index" on page 47 of this prospectus.
For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices (the “LBMA Gold Price” or the “Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used. Additionally, gold futures contracts are calculated at their current market value, which are based upon the settlement price for futures contracts traded on any regulated U.S. exchange, such as the Chicago Mercantile Exchange (“CME”) (the “Gold Futures”).
Calculated on a daily basis, the Gold Price is used to determine the Index’s monthly allocation between the Physical Gold Component (as defined below), the Gold Futures Component (as defined below) and the Treasury Component (as defined below). The Trust dynamically rebalances its assets on a monthly basis to closely replicate the Index utilizing a mathematically derived passive rule-based methodology. The purpose of the Index is to (i) reduce the risk-profile typically associated with the purchase of gold and (ii) increase its gold exposure systemically in periods of heightened volatility within the U.S equity markets. The Shares will provide investors with adaptive exposure to gold in a way that is responsive to market volatility, and in a manner that is convenient, efficient, and cost-effective.
Upon the sale or maturity of any short term duration U.S. Treasury Bills (“T-Bills”), the Trust will receive U.S. dollars representing principal and interest. The portion of the cash that represents interest on the T-Bills will be used to pay, in part or in full, redemptions, the Sponsor Fee (as defined below) and any other fees and expenses of the Trust.

All net proceeds from the sale of the Shares will be used to purchase Physical Gold, T-Bills, and Gold Futures in weightings expected to track the performance of the Index and to pay the Trust’s fees and expenses.  The only assets of the Trust will be Physical Gold, T-Bills, and Gold Futures, if applicable. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, (iii) creations and redemptions, and (iv) to pay fees and expenses of the Trust. While the Trust’s performance will reflect the appreciation or depreciation of its investments in T-Bills, the Trust’s performance, whether positive or negative, will be driven primarily by its strategy of investing in Physical Gold and Gold Futures contracts with the aim of seeking to track the Index.
The Trust intends to list the Shares on the Exchange under the ticker symbol "[          ]". Shares may be purchased from the Trust only by certain eligible financial institutions called Authorized Participants (defined below) and only in one or more blocks of [  ],000 Shares (“Creation Units”). The Trust issues Shares in Creation Units on a continuous basis at the applicable NAV per Share as of the closing time of the Exchange or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the creation order date. Except when aggregated in Creation Units, the Shares are not redeemable securities.
The Trust is an "emerging growth company" as that term is used in the Securities Act of 1933, as amended (“Securities Act”), and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See "Risk Factors" and "Prospectus Summary—Emerging Growth Company Status."
Wilshire Phoenix Funds LLC (the “Sponsor”) is the Trust’s commodity pool operator. Delaware Trust Company is the trustee of the Trust (the “Trustee”).  [          ] calculates the Index (the “Index Calculation Agent”). [          ] is the gold custodian of the Trust (the “Gold Custodian”).  Foreside Fund Services, LLC is the marketing agent of the Trust (the “Marketing Agent”).  The Bank of New York Mellon is the cash and treasury custodian (in such capacity, the “Cash and Treasury Custodian”), the administrator (in such capacity, the “Administrator”), and the transfer agent (in such capacity, the “Transfer Agent”) of the Trust.
Wilshire Phoenix, LLC has filed a patent application with the United States Patent and Trademark Office in connection with certain characteristics of the Trust and the Shares, and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC or its affiliates.
Investing in the Shares involves significant risks. See "Risk Factors" starting on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in the Shares.
•	Futures trading is volatile and even a small movement in market prices could cause large losses.
•	The success of the Trust’s ability to track its Index depends upon the skill of the Sponsor and its principals.
•	You could lose all or substantially all of your investment.
•	The Trust is concentrated in a single commodity. Concentration may result in greater volatility.
•	Investors in the Trust pay fees in connection with their investment in the Shares, including asset-based fees of []% per annum.
The Shares are neither interests in, nor obligations of, the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Cash and Treasury Custodian, the Index Calculation Agent, the Gold Custodian, the Marketing Agent, the Commodity Broker, Wilshire Phoenix, LLC or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Because the Shares will trade at market prices, rather than the NAV of the Trust, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount). Authorized Participants will not receive from the Trust, the Sponsor or any of their respective affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Trust pays a distribution services fee and pays a marketing services fee to the Marketing Agent.  For more information regarding items of compensation paid to Financial Industry Regulatory Authority, Inc. (“FINRA”) members, please see the “Plan of Distribution” section on page 93 of this prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.
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REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SPONSOR, THE MARKETING AGENT, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.
THE BOOKS AND RECORDS OF THE TRUST ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF [          ], [          ]; CREATION UNIT TRANSACTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY [ ]. ALL OTHER BOOKS AND RECORDS OF THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL

CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE TRUST’S PRINCIPAL OFFICE, C/O WILSHIRE PHOENIX FUNDS LLC, 2 PARK AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10016; TELEPHONE NUMBER (212) 485-8922. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE TRUST CONFORMING TO CFTC AND THE NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT []. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. INFORMATION ON THE SPONSOR’S WEBSITE SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN UNLESS OTHERWISE EXPRESSLY STATED. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL U.S. FEDERAL INCOME TAX RETURNS.
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AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 72 THROUGH 73, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 14 THROUGH 35.
THE POOL HAS NOT COMMENCED OPERATIONS AND DOES NOT HAVE A PERFORMANCE HISTORY.
NEITHER THIS POOL OPERATOR (TRADING MANAGER, IF APPLICABLE) NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
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ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
BREAKEVEN TABLE	13
RISK FACTORS	14
USE OF PROCEEDS	35
TREATMENT OF T-BILL INTEREST	36
OVERVIEW OF GOLD MARKET	37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	41
DESCRIPTION OF THE TRUST	42
DESCRIPTION OF THE INDEX	46
CALCULATION OF THE TRUST'S NAV	48
VALUATION OF THE TRUST'S PHYSICAL GOLD HOLDINGS	49
VALUATION OF THE TRUST'S GOLD FUTURES HOLDINGS	50
VALUATION OF THE TRUST'S TREASURY AND CASH HOLDINGS	51
THE SPONSOR	52
CREATION AND REDEMPTION OF SHARES	55
THE TRUSTEE	59
THE TRANSFER AGENT	60
THE ADMINISTRATOR	61
THE GOLD CUSTODIAN	62
THE COMMODITY BROKER	63
THE CASH AND TREASURY CUSTODIAN	64
CONFLICTS OF INTEREST	65
DESCRIPTION OF THE SHARES	66
EXPENSES	68
BOOK-ENTRY-ONLY SHARES	69
REPORTS	70
DESCRIPTION OF THE TRUST DOCUMENTS	72
U.S. FEDERAL INCOME TAX CONSIDERATIONS	81
ERISA AND RELATED CONSIDERATIONS	85
PLAN OF DISTRIBUTION	86
LEGAL PROCEEDINGS	88
LEGAL MATTERS	88
WHERE YOU CAN FIND ADDITIONAL INFORMATION	88
EXHIBIT A: INDEX OF DEFINED TERMS	89

-i-

ABOUT THIS PROSPECTUS
Neither the Sponsor nor the Trust (both as defined below) has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust's behalf. The Trust is offering to sell, and seeking offers to buy, the Trust's Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust's Shares.
The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.
In this prospectus, unless otherwise stated or the context otherwise requires, "we," "our" and "us" refers to the Sponsor acting on behalf of the Trust.

FORWARD-LOOKING STATEMENTS
This prospectus contains "forward-looking statements" with respect to the Trust's financial condition, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under "Risk Factors."  Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:
•	the special considerations discussed in this prospectus;
•	general economic, market and business conditions;
•
the use of technology by the Trust and its vendors in conducting the Trust's business, including disruptions in the Trust's computer systems and data centers and the Trust's transition to, and quality of, new technology platforms;

•	success in obtaining any Gold Futures or Physical Gold in a timely manner;
•	sources of and demand for Physical Gold, and the performance of the gold market;
•	the Trust's ability to maintain a positive reputation; and
•	other world economic and political developments.
Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in "Risk Factors" or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward- looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.
Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.
THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY
This is only a summary of the prospectus.  While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you. You should read this entire prospectus, including the section entitled "Risk Factors," before making an investment decision about the Shares. Capitalized terms shall have the meaning set forth in this prospectus. See the Index of Defined Terms attached to this prospectus as Exhibit A.
Shares offered by the Trust	[__] shares (the "Shares") issued by the United States Gold and Treasury Investment TrustTM (the "Trust"), which will represent fractional undivided beneficial interests in and ownership of the Trust.
The Trust and the Trustee
The Trust is a Delaware statutory trust that was formed on January 8, 2020.

The Trust operates pursuant to a trust agreement (the "Trust Agreement") between Wilshire Phoenix Funds LLC, a Delaware limited liability company (the "Sponsor") and Delaware Trust Company (the "Trustee").  The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust are limited to its express obligations under the Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Trust will have no assets other than (a) physical gold bullion (“Physical Gold”), (b) exchange traded gold futures (“Gold Futures”) and (c) short term duration U.S. Treasury Bills ("T-Bills"). The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, (iii) creations and redemptions, and (iv) to pay fees and expenses of the Trust. For more information about Physical Gold and Gold Futures, see "Overview of Gold Market" below.

The investment objective of the Trust is for the Shares to closely reflect the Index (defined below), less the Trust's liabilities and expenses. On the last Business Day of each month (the “Rebalance Date”), the Index will dynamically calculate its weightings of Physical Gold, Gold Futures, and T-Bills based on with the volatility of gold and the volatility of the U.S. equity markets utilizing a mathematically derived passive rule-based methodology. The Trust, to closely replicate the Index, will rebalance its holdings in Physical Gold, Gold Futures, and T-Bills on a monthly basis for consistency with the Index weights. The Shares will provide investors with exposure to gold in a manner that is efficient, convenient, and responsive to changes in market volatility conditions.

The total gold exposure of the Index, represented by the sum of the Physical Gold Component and the Gold Futures Component, is capped at 130% at each monthly rebalance. The Trust, in replicating the Index, uses Gold Futures to attain additional exposure to gold above 100% of its total assets.

The Index
The Gold and Treasury IndexTM (the "Index") is based on notional components and is not an investment product. The Index is calculated and published by [] (the "Index Calculation Agent"). The level of the Index is published on each Business Day at approximately 5:00 p.m. (New York City time) and will be available through various market data vendors, including Bloomberg LP and Thompson Reuters Company, under the ticker “GTI”. The Index Calculation Agent calculates an intraday indicative value for the Index (“IIV”) every fifteen seconds while Shares are trading on the Exchange.

The Index has three components: (1) a notional component representing Physical Gold (the "Physical Gold Component"), (2) a notional component representing Gold Futures (the “Gold Futures Component”) and (3) a notional component representing T-Bills (the "T-Bill  Component").

For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices (the “LBMA Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used, which are generally conducted in the morning (London time) (the “LBMA Gold Price AM”) and in the afternoon (London time) (the “LBMA Gold Price PM”).  Additionally, gold futures contracts are calculated at their current market value, which are based upon the settlement price for futures contracts traded on any regulated U.S. exchange, such as the Chicago Mercantile Exchange ("CME") (the “Gold Futures”).

On the Rebalance Date, the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the LBMA Gold Price PM and volatility measures of the U.S. equity markets.

See "Description of the Index" below.

Assets of the Trust
The Trust will have no assets other than (a) Physical Gold, (b) Gold Futures and (c) T-Bills. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, and (iii) the purchase and sale of Creation Units (defined below), and (iv) in connection with payments of fees and expenses of the Trust.

The Gold Custodian (defined below) holds all of the Trust’s gold bars in its own vault premises except when the gold bars have been allocated in a vault other than the Gold Custodian’s vault premises, and in such cases the Gold Custodian will use commercially reasonable efforts promptly to transport the gold to the Gold Custodian’s vault. The T-Bills and U.S. dollars will be held by the Cash and Treasury Custodian (defined below) on behalf of the Trust. The Gold Futures will be held by the Commodity Broker (defined below) on behalf of the Trust.

The amount of Physical Gold, Gold Futures and T-Bills held by the Trust will be determined by the Index. However, because the Trust rebalances its holdings monthly, in the periods between such monthly rebalancing, as a result of changes in the value of Physical Gold, Gold Futures, among other factors, the percentages of Physical Gold and Gold Futures relative to the percentages of the other assets of the Trust may diverge from the initial percentages in the Index on the most recent Rebalance Date.

The Trust's assets, other than Physical Gold and Gold Futures, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian pursuant to the instruction of the Trust. The Trust initially plans to invest in short-term duration T-Bills. An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full-face value at the time the T-Bill matures. See "Treatment of T-Bill Interest" for a description of the treatment of any gains derived by the Trust as a result of its holdings of T-Bills.

The Trust's Physical Gold, Gold Futures, and T-Bills and U.S. dollars are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP").

The Trust's NAV and the NAV per Share
The Trust's NAV is determined on each Business Day by the Administrator as of 4:00 p.m. (New York City time) or as soon thereafter as practicable. The Trust's NAV shall be determined by the Administrator on a GAAP basis, and shall be equal to the sum of the values of the Physical Gold and Gold Futures held by the Trust (collectively the “Gold Holdings”) and the T-Bills and U.S. Dollars held by the Trust (the "Treasury and Cash Holdings"), less liabilities and expenses of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price. This price will generally be based on the LBMA Gold Price PM. The Administrator determines the fair value of Gold Futures based on their current market value, which is based upon the official exchange published settlement price for any Gold Futures contract traded on the applicable U.S. exchange.

The Administrator determines the fair value of T-Bills based on the price of each T-Bill held by the Trust plus any U.S. dollars held by the Trust, as of 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day.

The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's fees, expenses and liabilities.  The Trust's NAV and NAV per Share will be determined, in part, by reference to the LBMA Gold Price and the values of the Trust’s holdings in Gold Futures and T-Bills. See "Valuation of the Trust's Physical Gold Holdings," "Valuation of the Trust’s Gold Futures Holdings" and “Valuation of the Trust’s Treasury and Cash Holdings" below.

Treatment of T-Bill Interest
The Trust's assets, other than Physical Gold and Gold Futures, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian pursuant to the instruction of the Trust. Upon the maturity of such T-Bills, the Trust will receive U.S. dollars representing principal and interest. The portion of the cash that represents interest on such T-Bills (the “T-Bill Interest”) will be allocated to the Cash Account (as defined below). The Administrator will use the T-Bill Interest to pay, in part or in full, any redemptions, the Sponsor's Fee and any Additional Trust Expenses. See "Treatment of T-Bill Interest" below for more details.

The Shares
The Trust issues and redeems Shares at NAV with Authorized Participants and only in large blocks of [  ],000 shares (each block of Shares is called a “Creation Unit”) or multiples thereof in exchange for cash. Except when aggregated in Creation Units, the Shares are not redeemable securities of the Trust.

Individual Shares may be purchased and sold only on the Exchange through brokers. Because the Shares will trade at market prices rather than NAV, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Shares issued by the Trust will be registered in a book entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

See "Book-Entry-Only Shares" below for more details.

The Shares are expected to be listed on the Exchange and trade under the ticker symbol "[      ]".

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. An “Authorized Participant” is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) a participant in the DTC; and (3) a party to an agreement with the Trust and the Sponsor (an “Authorized Participant Agreement”). The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares” for more details.

Sponsor's Fee; Sponsor-Paid Expenses; Additional Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the fees and expenses charged by the Commodity Broker, and the fees and expense reimbursements due to the Marketing Agent, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [  ] basis points ([   ]%) to the Trust's NAV (the "Sponsor's Fee"). The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account.

To pay the Sponsor's Fee, the Cash and Treasury Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-Paid Expenses (as defined below) will be netted out of the Sponsor's Fee, and the Cash and Treasury Custodian will directly pay the recipients of such Sponsor-Paid Expenses out of such amounts. After netting such Sponsor-Paid Expenses, the Cash and Treasury Custodian will pay the remaining amount of the Sponsor's Fee to the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, any applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, Gold Futures, and T-Bills, any other fees payable to the Commodity Broker (including, but not limited to, any commissions and/or exchange fees associated with the buying and selling of Physical Gold, Gold Futures, and T-Bills for the Trust), the fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, Gold Futures and T-Bills, printing and mailing costs, costs of maintaining the Trust's website, fees and expenses related to redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust (collectively and together with the fees and expenses specified in the next sentence, "Additional Trust Expenses").

Specifically with regard to Gold Futures, the Trust pays the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.

The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.

Rebalancing of the Trust's Assets
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold, Gold Futures and T-Bills in order to closely replicate the Index.

In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the Physical Gold Percentage Weight, the Gold Futures Percentage Weight and the U.S. T-Bill Percentage Weight to the Administrator and the Sponsor on the Determination Date (as defined below). Thereafter, the Administrator shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Determination Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to provide to the Sponsor (i) the amount of T-Bills to purchase or sell, and (ii) the amount of Physical Gold and Gold Futures to purchase or sell. "Determination Date" means the second Business Day prior to each Rebalance Date.

The Sponsor, on each Rebalance Date, shall instruct the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian, respectively, to purchase and/or sell Physical Gold, Gold Futures and/or T-Bills, as applicable.  In addition, the Administrator shall, on the Rebalance Date, instruct the Cash and Treasury Custodian to pay amounts due and payable by the Trust as of the Determination Date.

Gold Custodian
[    ] will serve as the Trust's Physical Gold custodian (in such capacity, "Gold Custodian"). The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold and supplying inventory information to the Trust and the Sponsor. The Gold Custodian is also responsible for facilitating the transfer of Physical Gold in and out of the Trust. The Gold Custodian must allocate, or cause to be allocated, all Physical Gold credited to an account maintained at the Gold Custodian on behalf of the Trust at the close of business on each Business Day. The Gold Custodian shall safely store Physical Gold in its own vaulting facilities and any other vaulting facility as approved by the Gold Custodian. The Trust’s Physical Gold holdings are subject to periodic audits by the Trust’s Auditor.

Cash and Treasury Custodian
The Bank of New York Mellon (the "Cash and Treasury Custodian") will, pursuant to the instruction of the Administrator, purchase and sell the T-Bills to be held in the name of the Trust and will serve as the Trust's custodian of U.S. dollars and T-Bills pursuant to the terms and provisions of a custody agreement between the Trust and the Cash and Treasury Custodian (the "Cash and Treasury Custody Agreement").

The Trust's Cash and Treasury Account and Cash Account
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining a custodial account that holds U.S. dollars and T-Bills, in each case, for the benefit of the Trust (the "Cash and Treasury Account"). Pursuant to the instruction of the Sponsor, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account (i) for the purpose of buying T-Bills, or (ii) from amounts received on account of the sale or maturity of T-Bills. U.S. dollars deposited into the Cash and Treasury Account from the maturity or sale of T-Bills will be swept daily into a deposit account maintained at the Cash and Treasury Custodian (the "Cash Account"), which will be insured by the Federal Deposit Insurance Corporation ("FDIC") subject to applicable FDIC insurance limits. The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Trust to deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills. See the "Description of the Cash and Treasury Custody Agreement" for more information.

The Commodity Broker
[    ] serves as the Trust’s clearing broker (the “Commodity Broker”). A variety of executing brokers execute Gold Futures transactions on behalf of the Trust. All such executing brokers give-up all such transactions to the Commodity Broker serving as the clearing broker. In its capacity as clearing broker, the Commodity Broker may execute or receive transactions executed by others, clears all of the Trusts’ futures transaction and performs certain administrative services for the Trust. The Commodity Broker is registered with the Commodity Futures Trading Commission (“CFTC”) as a Futures Commissions Merchant (“FCM”) and is a member of the National Futures Association (“NFA”) in such capacity.

Risk Factors
An investment in the Trust involves significant risks and is suitable only for persons who can bear the economic risk of the loss of their entire investment.  Certain of these risks are highlighted below and are discussed in the section “Risk Factors” on page 14 of this prospectus.

	•	There can be no assurances that the Trust will achieve its investment objective.

	•	An investment in the Trust carries with it the inherent risks associated with investments related to Physical Gold, Gold Futures, and T-Bills.

	•	Each prospective Shareholder should carefully review this prospectus, the Trust Agreement and the other agreements referred to therein before deciding to invest in the Trust.

	•	The Trust’s trading of Gold Futures takes place in volatile markets.

•
The Trust is subject to position limits under CFTC and/or futures exchange rules. If the Trust were to reach a position limit, its ability to issue new Creation Units or to reinvest income in additional futures contracts may be impaired or limited. This may adversely affect the ability of the Trust to  replicate the Index and the correlation between the market price of the Trust’s Shares and the NAV of the Trust, which could result in Shares trading at a premium or discount to the corresponding NAV.

	•	There can be no assurance that the Trust will achieve profits or avoid losses, significant or otherwise.

	•	Performance of the Trust may not track the Index during particular periods or over the long term. Such tracking error may cause the Trust to outperform or underperform its Index.

	•	Disruptions in the ability to create or redeem Creation Units may adversely affect investors.

•
Certain potential conflicts of interest exist between the Sponsor, the Commodity Broker (as defined herein) and their affiliates and the Trust’s Shareholders. There can be no assurance that the conflicts described herein or others may not result in adverse consequences to the Trust and its Shareholders.

	•	The Trust’s NAV may not always correspond to the market price of the Shares and, as a result, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

	•	Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

Reports
At the end of each Business Day, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a trust report detailing the following items: the LBMA Gold Price, the value of the Physical Gold, the Gold Futures official settlement price, and value of the Gold Futures, the value of the T-Bills and Cash, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.

In addition, on the sixth (6th) day of each month, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a monthly report detailing the following items: the LBMA Gold Price, the value of the Physical Gold, the Gold Futures official settlement price, the value of Gold Futures, the value of the T-Bills and Cash, the Trust's NAV, the Trust's NAV per Share, the amount of T-Bill Interest received, the number of additional Shares issued, the amount of cash received by the Trust in connection with the issuance of additional Shares, the number of Shares redeemed, the amount of cash disbursed in connection with the redemption of Shares, and the amount of the fees and expenses of the Trust for such month. In the event that the sixth (6th) day of any month is not a Business Day, then such monthly report shall be posted on the immediately following Business Day.

After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.

The Trust will make elections, file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

The Administrator will maintain or cause to be maintained a website for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York City time).

Principal Offices	The Trust's principal office is located at 2 Park Avenue, 20th Floor, New York, New York 10016, and its telephone number is (212) 485-8922.

Emerging Growth Company Status
The Trust qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•
The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

•
The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the "PCAOB") may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

	•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

	•	The Trust is not required to give shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

	•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

	•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards.

•
The Trust may take advantage of these provisions for up to five years from the last day of its fiscal year following the date of this prospectus or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2025 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates or issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

Breakeven Analysis
The amount of trading income required for the redemption value of a Share at the end of one year to equal the initial selling price of the Share, assuming an initial selling price of $[    ], is $[•] or [•]% of the initial selling price. The breakeven analysis assumes that the Shares have a constant month-end NAV and is based on a $[   ] NAV. The Trust is subject to (i) the Sponsor’s Fee of [•]% per annum, and (ii)  estimated Additional Trust Expenses (including estimated brokerage commissions and fees) of [•]% per annum. Accordingly, the Trust is subject to fees and expenses in the aggregate amount of approximately [•]% per annum.  The Trust would be required to earn approximately [•]% per annum during the first twelve months of an investment in order for a Shareholder to recoup its initial investment.

BREAKEVEN TABLE

The Breakeven Table, as presented, is an approximation only. The Breakeven Table below indicates the approximate percentage and dollar returns required for the value of the following initial investment in a Share to equal the amount originally invested twelve months after issuance, based on an assume NAV per Share of $[     ].

	Dollar Amount of Expenses and Interest Income	Percentages of Expenses and Interest Income[2]
Expenses[1]
Sponsor’s Fee[3]	$[ ]	[ ]%
Marketing Agent Fees and Expense Reimbursements	$[ ]	[ ]%
Additional Trust Expenses (including Brokerage Commissions and Fees)[4]
Income	$[ ]	[ ]%
T-Bill Income[5]	$[ ]	[ ]%
12-Month Breakeven	$[ ]	[ ]%

1.          See the “Description of the Trust—Trust Expenses” section for an explanation of the expenses included in the Breakeven Table.
2.          The percentages of expenses and interest income assume a constant NAV for the Trust.
3.          The Sponsor, out of the Sponsor’s Fee, pays the fees and expenses of the Administrator, the Gold Custodian, the Cash and Treasury Custodian, the Transfer Agent, the Trustee, the Index Calculation Agent, the Partnership Representative and the fees of the Trust’s auditor.
4.          The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Trust.
5.          Investors may pay brokerage commissions in connection with purchases of the Shares. Brokerage commissions have not been included in the Breakeven Table because they are borne by investors rather than the Trust and will generally vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision.  The risks set forth below are not only ones facing the Trust.  Additional risks and uncertainties may exist that could also adversely affect the Trust.
Risk Factors Related to the Regulation of the Sponsor, the Trust and the Shares
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.
The Sponsor believes that the Trust is not required to register under the Investment Company Act and the Trust is not registered as an investment company under the Investment Company Act. As a result, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust's reliance on these exemptions. If some investors find the Trust's Shares less attractive as a result, there may be a less active trading market for the Shares and the price of Shares may be more volatile.
In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.
For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.
Regulatory changes or actions may alter the operations and profitability of the Trust.
The regulation of commodity interest transactions and markets, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Trust, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Trust’s performance.
The Trust and the Sponsor are subject to extensive legal and regulatory requirements.
The Trust is subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures market rules and the rules and listing standards for its Shares. The Trust and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Trust’s financial performance and its ability to pursue its investment objective. In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Trust’s ability to pursue its investment objective and could lead to losses for the Trust and its Shareholders.

Risk Factors Related to the Trust and the Shares
Certain Members of the Sponsor have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
Certain members of the Sponsor have no history of past performance in managing investment vehicles like the Trust. This makes it difficult for investors to evaluate the Trust and its future prospects. The past performances of the Sponsor's members in other investment vehicles, including their experiences in the financial industry, are no indication of their ability to manage an investment vehicle such as this particular Trust. The Trust's success will depend, in part, on the Sponsor's ability to manage the Trust. If the experience of the Sponsor and its members is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. The Trust can make no assurances that it will be successful in addressing these issues.
An active and liquid market for the Shares may not develop or be sustained.
There is no established trading market for the Shares in the United States. Although the Trust intends to list the Shares on the Exchange, there is no guarantee that an active trading market will develop. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. If an active trading market for the Shares does not develop, the price of the Shares may be more volatile, and it may be more difficult and time consuming to complete a transaction in the Shares.
Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.
The Trust utilizes LBMA Gold Price to value the Physical Gold held by the Trust. Potential issues, discrepancies, as well as any futures changes to the LBMA Gold Price calculation could impact the value of Physical Gold held by the Trust and have an adverse effect on the value of an investment in the Shares.
In the event that LBMA Gold Price varies materially from the price of Physical Gold observed by other mechanisms, the NAV of the Trust and the value of an investment in the Shares could be adversely effected. The calculation of the LBMA Gold Price is not an exact process but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy Physical Gold at particular prices. It is possible that electronic failures or other events may occur that could result in delays in the announcement of, or the inability of the system to produce an LBMA Gold Price on any given date.
The Shares may trade at a price which is at, above, or below the NAV per Shares and any discount or premium in the trading relative to the NAV per Shares may widen as a result of different trading hours of the Exchange and other exchanges.
The Shares may trade at, above, or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Physical Gold, Gold Futures and T-Bills owned by the Trust. The Share price will fluctuate with changes in NAV per Share as well as market supply and demand. The amount of discount or premium in the trading price relative to NAV per Share maybe be effected by non-concurrent trading hours between the Exchange and major gold and futures markets. While the Shares will trade on the Exchange until 4:00 pm (New York City time), liquidity in the market for Physical Gold and Gold Futures may be reduced after the close of major world gold and futures markets including London and other locations.
Unanticipated operational or trading problems that arise may result in a decrease in the value of the Shares.
It is possible that unanticipated issues may arise with respect to the Trust's operations and the trading of the Shares. Such unforeseen problems could have an adverse effect on an investment in the Shares. Further, while the Trust is not actively "managed" by traditional methods, the Sponsor's past experience and qualifications may not be suitable for solving unforeseen issues that may arise pertaining to operations or trading. The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust. Consequently, there may be unanticipated problems with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems arise, the Sponsor’s past experience and qualifications may not be suitable for solving those problems.

The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust may be terminated and liquidated at a time which is disadvantageous to Shareholders, such as when the Physical Gold price, the Gold Futures price or the price of T-Bills (the "T-Bills Price") are lower than at the time when Shareholders purchased their Shares. In such a case, when the Trust's Physical Gold, Gold Futures and T-Bills are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Investors may experience a loss in their investments. In certain circumstances, the Sponsor has the ability to terminate the Trust without the consent of Shareholders and may decide to terminate the Trust at a time that is not advantageous for the Shareholder.  The Trust may also terminate due to an inability to satisfy exchange listing rules or change in regulatory status (e.g., if the Trust is required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act")), or if the Trust’s assets are insufficient to be economically viable to manage.
In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.
If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's assets held by the Gold Custodian, Cash and Treasury Custodian, or Commodity Broker (each, a “Custodian” and, collectively, the “Custodians”), the Trust may not be able to recover more than the market value of the assets at the time the loss is discovered. If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.
The insurance applicable to assets held by the Cash and Treasury Custodian may not, by itself, be adequate to cover losses.
The Cash and Treasury Custodian will, at the end of each Business Day, sweep U.S. dollars held in the Cash and Treasury Account into a deposit account held at the Cash and Treasury Custodian, which will be insured by the FDIC subject to applicable FDIC insurance limits. Although T-Bills are not covered by FDIC insurance, they are backed by the full faith and credit of the United States Government.  The Trust may be insured against the loss of T-Bills by the Securities Investor Protection Corporation ("SIPC") subject to applicable SIPC insurance limits.  Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Shareholders will be reliant on the adequacy of such insurance, if any, to cover losses.  A loss with respect to the Trust's assets that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV and would adversely affect an investment in the Shares.  In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the Shares.
Withdrawal from participation by Authorized Participants may affect the liquidity of Shares.
If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Creation Units, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Creation Units, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between futures contracts and the Shares, which may also affect the trading market and liquidity of the Shares.

Redemption orders for Creation Units may be subject to postponement, suspension or rejection under certain circumstances.
The Sponsor may, in its discretion, suspend the right of redemption or postpone the redemption order settlement date with respect to a Creation Unit for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the participant agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaim any liability for any loss or damage that may result from any such suspension or postponement.
An investment in the Shares may be adversely affected by competition from other methods of investing in commodities.
The Trust competes with other financial vehicles, including mutual funds, exchange traded funds (“ETFs”) and other investment companies, other index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.
Shareholders do not have the rights enjoyed by investors in certain other vehicles.
The Shares have none of the statutory rights normally associated with the ownership of shares of a corporation. However, under Delaware law, a beneficial owner of a business trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a third party where a Sponsor has failed or refused to institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a Sponsor for violations of fiduciary duties, or on behalf of a business trust to recover damages from a third party where a Sponsor has failed or refused to institute proceedings to recover such damages. The Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Trust are not required to pay regular distributions, although the Trust may pay distributions in the discretion of the Sponsor).
The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.
Under Delaware law, the terms of the instrument governing the statutory trust may restrict the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust's management has refused to do so). The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust, unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 25% of outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.
The Administrator is solely responsible for determining the value of the Trust's Physical Gold, Gold Futures, T-Bills and cash, and the Trust's NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust's Physical Gold Holdings, the Trust’s Gold Futures Holdings, the Trust's T-Bill and Cash Holdings and the Trust's NAV at 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day. The Administrator's determination is made utilizing data from the Gold Custodian, the Commodity Broker and Cash and Treasury Custodian's operations, the LBMA Gold Price, the Gold Futures settlement prices and the T-Bills Price. To the extent that the Trust's Physical Gold Holdings, the Trust’s Gold Futures Holdings, the Trust's Treasury and Cash Holdings or the Trust's NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Shareholders may be adversely affected in the event calculation of NAV is suspended.
The Trust may suspend or restrict the determination of NAV, in its sole discretion, if (1) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited, (2) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (3) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (4) any event has occurred and is continuing which may cause the dissolution of the Trust or (5) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV impossible or administratively unfeasible; provided that any suspension of the determination of NAV shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.
Slippage may negatively affect the performance of the Trust.
When buying and selling Physical Gold and Gold Futures, slippage (i.e. the difference between the intended target price and the ultimate execution price) may occur. This slippage may negatively affect the performance of the Trust and may result in a deviation of the amount of Physical Gold and Gold Futures held by the Trust from the amount otherwise indicated by the Index. Although the Trust will hold Physical Gold and Gold Futures in an amount that seeks to closely replicate the Index, and will trade Physical Gold and Gold Futures in accordance with this goal, factors such as slippage may negatively impact the ability of the Trust to closely replicate the amount of Physical Gold and Gold Futures otherwise indicated by the Index.
Reliance on Service Providers.
The Trust is dependent upon the various Service Providers that are not controlled by the Sponsor or the Trustee. Because the Trust is so reliant on the Service Providers to conduct its business and operations, the error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a Service Provider could have a material adverse effect on the Trust and the Shareholders' investments therein. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the Service Providers.
The Trust's expenses, including Additional Trust Expenses (if any) and the Sponsor's Fee may adversely affect an investment in the Shares.
The Sponsor has contractually assumed the Sponsor-Paid Expenses, which are certain operational and periodic expenses of the Trust. See "The Trust—Trust Expenses." Additional Trust Expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid from the cash on deposit in the Trust's Cash Account, which may adversely affect an investment in the Shares. In addition, the Sponsor may, in its sole discretion, increase the Sponsor's Fee or decrease the Sponsor-Paid Expenses, which may adversely affect an investment in the Shares. Such an increase in the Sponsor's Fee or decrease in the Sponsor-Paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor's Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor's Fee.  A Shareholder may never achieve profits, significant or otherwise, by investing in the Trust.

The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.
Under the documents related to and governing the Trust (the "Trust Documents"), each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian may require that the assets of the Trust be sold in order to cover losses or liabilities suffered by it. Any sale of that kind would reduce the Trust's NAV and NAV per Share.
Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.
Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of Physical Gold and Gold Futures. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s Assets. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's Physical Gold and Gold Futures. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.
Shareholders may be forced to return certain funds in the event the Trust is adjudged insolvent or bankrupt.
Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement.
Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption.
Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Trust’s third party service providers (including, but not limited to the Calculation Agent, the Administrator, the Custodians and the Transfer Agent) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Shareholders or Authorized Participants to transact business in Shares and Creation Units, respectively, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result.
While the Sponsor has established business continuity plans and systems reasonably designed to detect and prevent such cyber-attacks from being effective, there are inherent limitations in such plans and systems. For instance, it is possible that certain existing risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, the Trust cannot control, or even necessarily influence, the cyber security plans and systems put in place by the Trust’s third party service providers. Since the Trust is dependent upon third party service providers (including the Sponsor) for substantially all of their operational needs, the Trust is subject to the risk that a cyber-attack on a service provider will materially impair their normal operations even if the Trust itself is not subject to such an attack. In addition, a service provider that has experienced a cyber security incident may divert resources normally devoted to servicing the Trust to addressing the incident, which would be likely to have an adverse effect on the Trust’s operations. Cyber-attacks may also cause disruptions to the futures exchanges and clearinghouses through which the Trust invests in futures contracts, which could result in disruptions to the Trust’s ability to pursue its investment objective, resulting in financial losses to the Trust and Shareholders.

The Trust is exposed to various operational risks.
The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of the Exchange, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares, which may limit or prevent the Trust from generating returns corresponding to those of the Index or otherwise expose it to loss.
Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.
The Trust relies on the information and technology systems of the Custodians, the Administrator and, to a lesser degree, the Sponsor, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions which could have a material adverse effect on our record keeping and operations.
The Custodians, the Administrator and, to a lesser degree, the Sponsor, depend upon information technology infrastructure, including network, hardware and software systems to conduct their business as it relates to the Trust. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in loss or unintended disclosure of information or loss or theft of the Trust assets, and could adversely impact the ability of the Trust’s service providers to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, these security measures may not be adequate to protect against all cybersecurity threats.

The Trust is subject to market risk with respect to the gold and gold futures markets.
Market risk refers to the risk that the market price of Physical Gold and Gold Futures held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust's Shares is subject to market risk.
Risk Factors Related to the Gold Market
Substantial sales of gold by central banks, governmental agencies and international institutions could adversely affect an investment in the Shares.
Central banks, other governmental agencies and international institutions buy, sell, and hold gold as part of their reserve assets. This market sector holds a significant amount of gold. Several central banks and multi-lateral institutions have sold portions of their gold reserves in the past years. This can happen unexpected and in times of economic crises. The price of gold may decline which may adversely affect an investment in the Shares.
The price of gold, and in turn, the price of the Shares maybe be adversely affected by sale of other investment vehicles in the market.
The sale of many other investment vehicles, such as equity issues by companies in the gold industry, other exchange traded funds or products linked to gold, and other securities backed by or linked to gold, maybe adversely affect the price of gold in general. This in turn would adversely affect the price and Net Asset Value of the Shares.
Fluctuations in the price of Physical Gold could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the Physical Gold held by the Trust.
When valuing the Physical Gold held by the Trust, the Trust intends to utilize the LBMA Gold Price. The value of the Shares in part relates directly to the value of the Physical Gold held by the Trust. Several factors may influence the price of Physical Gold, including, but not limited to:
•	Global or regional political, economic or financial events and situations, especially those unexpected in nature;
•	Interest rates in fiat currencies;
•	Currency exchange rates, including the rates at which gold is priced in exchanges and trading venues around the world;
•	Investment and trading activities of large investors, including private and registered trusts, hedge funds and commodity funds, commodity pools, that may directly or indirectly invest in gold;
•	Changes in economic variables such as economic output and growth, and monetary policies;
•	Changes in global gold supply and demand; and
•	Investor and speculator attitude and confidence toward gold.
The Trust's buying and selling activity associated with the issuance of Shares or the rebalancing of the Trust's assets may adversely affect an investment in the Shares.
The Trust's purchase of Physical Gold and Gold Futures in connection with the issuance of shares or the rebalancing of the Trust's assets may cause the price of gold to increase, which will result in higher prices for the Shares. Increases in the gold prices may also occur as a result of Physical Gold and Gold Futures purchases by other market participants who attempt to benefit from an increase in the market price of gold when Shares are issued, or the Trust rebalances its assets. The market price of gold may therefore decline immediately after Shares are issued or the Trust rebalances its assets. Selling activity associated with sales of Physical Gold and Gold Futures from the Trust in connection with the Trust rebalancing its assets may decrease gold prices, which will result in lower prices for the Shares. Decreases in gold prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of Physical Gold by the Trust may have on the price of gold, other exchange traded products with similar investment objectives could represent a substantial portion of demand for gold at any given time and the sales and purchases by such investment vehicles may impact the price of gold. If the price of gold declines, the trading price of the Shares will generally also decline.

Actual or perceived disruptions in the processes used to determine the LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect an investment in the Shares.
Because the objective of the Trust is to reflect the performance of the Index, the value for which is primarily determined by the price of gold, any disruptions affecting the processes related to how the market determines the price of gold will have an effect on the value of the Shares.
The LBMA Gold Price AM and LBMA Gold Price PM are gold price benchmark mechanisms administered by IBA, an independent specialist benchmark administrator appointed by the LBMA. Twice daily during London business hours, IBA hosts an electronic auction consisting of one or more 30-second rounds.
Investors should keep in mind that electronic markets are not exempt from failures. In addition, electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.
As of the date of this prospectus, the LBMA Gold Price AM and LBMA Gold Price PM have been subjected to the test of actual trading markets for a number of years. As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price AM or LBMA Gold Price PM on any given day. In addition, if a perception were to develop that the LBMA Gold Price AM or LBMA Gold Price PM is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price AM or LBMA Gold Price PM were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the Shares). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time may result in distorted prices and losses on an investment in the Shares that, but for such extraneous events, might not have occurred.
Other effects of disruptions in the determination of the LBMA Gold Price AM or LBMA Gold Price PM on the operations of the Trust include the potential for an incorrect valuation of the Trust’s gold, an inaccurate computation of the Sponsor’s Fee, and the sales of gold to cover Trust expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the Shares. The operation of the auction process which determines the LBMA Gold Price is also dependent on the continued operation of the LBMA and the IBA and their applicable systems.  The LBMA Gold Price AM and LBMA Gold Price PM are regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”).
As of the date of this prospectus, the Sponsor has no reason to believe that the LBMA Gold Price will not fairly represent the price of the gold held by the Trust. Should this situation change, the Sponsor expects to use the powers granted by the Trust’s governing documents to seek to replace the LBMA Gold Price with a more reliable indicator of the value of the Trust’s gold. There is no assurance that such alternative value indicator will be identified, or that the process of changing from the LBMA Gold Price to a new benchmark price will not adversely affect the price of the Shares.
The Trust will sell assets to pay expenses.
The amount of gold represented by each Share will decrease over the life of the Trust due to the sales of Physical Gold or Gold Futures necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of gold that is reflected in the Trust’s Physical Gold or Gold Futures holdings sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Because the Trust does not have any income, it would need to use incoming cash or sell Physical Gold, Gold Futures or T-Bills to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Physical Gold, Gold Futures or T-Bills held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trustee will still need to use incoming cash or sell Physical Gold, Gold Futures or T-Bills to pay the Sponsor’s fee. The result of these sales is a decrease in the amount of Physical Gold, Gold Futures or T-Bills represented by each Share. New deposits of gold, received in exchange for new Shares issued by the Trust, do not reverse this trend.
A decrease in the amount of Physical Gold, Gold Futures or T-Bills represented by each Share results in a decrease in its price even if the price of gold has not changed.
An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Trustee to sell larger amounts of Physical Gold, Gold Futures and/or T-Bills, and will result in a more rapid decrease of the amount of Physical Gold, Gold Futures and/or T-Bills represented by each Share and a corresponding decrease in its value.
The Trust is subject to custodial risk.
The value of the Shares will be adversely affected if Physical Gold owned by the Trust is lost or damaged in circumstances in which the Trust is not in a position to recover the corresponding loss.
The Gold Custodian is responsible to the Trust for loss or damage to the Trust’s Physical Gold only under limited circumstances. The Gold Custodian Agreement contemplates that the Gold Custodian will be responsible to the Trust only if it acts with negligence, fraud or in willful default of its obligations under the Gold Custodian Agreement. In addition, the Gold Custodian has agreed to indemnify the Trust for any loss or liability directly resulting from a breach of the Gold Custodian’s representations and warranties in the Gold Custodian Agreement, a failure of the Gold Custodian to act in accordance with the Trustee’s instructions or any physical loss, destruction or damage to the gold held for the Trust’s account, except for losses due to nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government or public authority, act of God or a similar cause that is beyond the control of the Gold Custodian for which the Gold Custodian will not be responsible to the Trust. The Gold Custodian has no obligation to replace any Physical Gold lost under circumstances for which the Gold Custodian is liable to the Trust. The Gold Custodian’s liability to the Trust, if any, will be limited to the value of any gold lost, or the amount of any balance held on an unallocated basis, at the time of the Gold Custodian’s negligence, fraud or willful default, or at the time of the act or omission giving rise to the claim for indemnification.
Any loss of gold owned by the Trust will result in a corresponding loss in the NAV and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Exchange.

Shareholders and Authorized Participants lack the right under the applicable agreement with a Gold Custodian to assert claims directly against a Gold Custodian, which significantly limits their options for recourse. Claims under the applicable agreement with a Gold Custodian may only be asserted by the Trustee on behalf of the Trust.
The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Gold Custodian and any sub-custodian expose the Shareholders to the risk of loss of the Trust’s gold for which no person is liable.
The Trust does not insure its Physical Gold. The Gold Custodian maintains insurance on such terms and conditions as it considers appropriate in connection with its custodial obligations under the Gold Custodian Agreement and is responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the gold held by the Custodian on behalf of the Trust. In addition, the Custodian Agreement does not require any direct or indirect sub-custodians to be insured or bonded with respect to their custodial activities or in respect of the gold held by them on behalf of the Trust. Further, Shareholders’ legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, and any sub-custodians is limited. Consequently, a loss may be suffered with respect to the Trust’s gold which is not covered by insurance and for which no person is liable in damages.
The gold bullion custody operations of the Gold Custodian are not subject to specific governmental regulatory supervision.
The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold. Although the Gold Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Gold Custodian is subject to general banking regulations by U.S. regulators and is generally regulated in the U.K. by the Prudential Regulation Authority and the FCA, such regulations do not directly cover the Gold Custodian’s gold bullion custody operations in the U.K. Accordingly, the Trust is dependent on the Gold Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its gold bullion custody operations in order to keep the Trust’s Physical Gold secure.
Risk Factors Related to the Index
The following discussion of risks relating to the Index should be read together with the description of the Index under "Description of the Index" above, which defines and further describes a number of the terms and concepts referred to below.
The Trust will use the Index to adjust the Trust's allocation among Physical Gold, Gold Futures and T-Bills on a monthly basis. The Index is not designed to reflect the actual performance of gold.
The Index is not designed to reflect the actual performance of gold. There can be no assurance that the Index will achieve positive returns. You should not invest in the Shares of the Trust if you seek an investment that is designed to provide a return that meets or approximates the return an investor may achieve by investing directly in gold.
The historical performance of the Index or gold may not be indicative of future results.
There are no assurances that the Index's methodology will be successful. The fact that the Index or a given allocation of gold performed well over any prior period does not mean that such allocation will continue to perform well in the future. Future market conditions may differ from past market conditions, and the conditions that may have caused the favorable historical performance may no longer exist.

On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the LBMA Gold Price PM and volatility measures of the U.S. equity markets.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold, Gold Futures and T-Bills in order to closely replicate the Index. Neither the historical performance of gold nor that of the Index provides assurance of a profitable measure of future performance. Further, the Index's exposure to Physical Gold and Gold Futures might be overweight when the price of gold is falling and underweight when the price of gold is rising. The Index's rebalancing mechanism may cause the NAV per Share to underperform the price of gold.
The Index's performance may be impacted by Choppy Markets.
"Choppy" markets are characterized by short-term volatility and the absence of consistent long-term performance trends. Such market environments make it particularly likely that past performance will be a poor indicator of future performance. Strategies in choppy markets that use historical data as an indicator of future performance are subject to "whipsaws" which occur when the market reverses and does the opposite of what is indicated by past performance. The Index, which uses such historical data as indicators of future performance, may experience significant declines in such markets.
The Index is not diversified, unlike other indices.
The Index is not diversified and is not a complete investment plan. This differs from other indices, which provide a wide range of other exposures. Prospective investors should consult their advisers and make sure their assets are diversified to their risk tolerances they are comfortable with before making an investment in the Trust.
The Index performance may substantially deviate from the goals the Index seeks to achieve.
The Index may be slow to adjust to significant changes in the gold market. On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the LBMA Gold Price PM and volatility measures of the U.S. equity markets. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold, Gold Futures and T-Bills in order to closely replicate the Index. However, there is no guarantee that the Index will successfully achieve its goals. Because the Index uses historical data, there is a time lag associated with the Index's adjustments and developments in the gold market. Changes in the gold market will take time before they are sufficiently reflected in the calculation of the Index and the Trust's allocation of its assets. If the changes in the gold market result in a significant decline in the value of gold during the intervening period, the Trust may in turn experience a significant decline without the reduction in exposure to gold that the Index adjustments are intended to prevent.
The Index may be adversely affected by the Index Calculation Agent, which does not have an obligation to consider the interests of investors.
While the Sponsor developed the methodology of the Index, the Index Calculation Agent is responsible for the day-to-day implementation of the Index methodology and calculation of the Index. In certain circumstances, the Index Calculation Agent is entitled to exercise discretion in relation to the Index. Such circumstances include instances where unforeseeable circumstances, such as an event constituting a force majeure, necessitate an extraordinary index adjustment and the Index Calculation Agent is not able to contact the Sponsor. The Index Calculation Agent could have an impact, positive or negative, on the level of the Index and the value of your Shares as a result of exercising its discretion. The value of your Shares will not be taken into consideration as the Index Calculation Agent takes actions in respect of the Index.

Notional assets comprise the Index.
The exposures to the Index are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent. Investors will have no claim against any of the assets that comprise the Index because no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest exists.
The Index has a limited operating history and may perform in unanticipated ways.
The Index has limited historical data. The historical data that it does have may not be representative of the Index's potential performance under other market conditions. Past performance should not be considered indicative of future performance.
The Index may be subject to calculation errors or construction flaws, and such calculation errors may have a compounding effect.
Calculation errors may arise during the calculation process due to interpretations of the Index rules, errors or misstatements in the Index rules, flawed input data, or flaws in how the input data is calculated. Errors can happen once, or they can happen on an ongoing basis, and some mathematical, logical, or operational issues may only become apparent at a later date. Because the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component monthly, the impact of such errors may compound. In addition, there may be an extended period of time between when an error occurs and when it is detected, and, depending on the nature of an error, resolving an error may take an extended period of time or, under certain circumstances, an error may not be correctible. Any errors in Index calculation or Index construction may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.
The Index may be subject to modification from time to time.
The Index may be subject to modification from time to time to address calculation errors, the underlying cause of calculation errors, or changes in the historical data used to calculate the Index. The Trust and its Service Providers may coordinate the implementation of any modification by scheduling it for a particular day. Such modification to the Index may introduce new flaws into the Index or fail to address the flaw that a modification was intended to correct. Modifications that introduce new flaws or fail to address the flaw that a modification was intended to correct may adversely impact trust performance or cause a deviation from the Trust's objective.
If the Index is modified to correct for errors, the Index Calculation Agent will have no obligation to historically restate the Index if the error is corrected on a forward-looking basis.
From time to time the Index may be modified to address calculation errors, the underlying cause of calculation errors, changes in the historical data used to calculate the Index, or for other reasons in the sole discretion of the Index Calculation Agent. In addition, the Sponsor may use a different reference rate for the price of Physical Gold (i.e., a price other than the LBMA Gold Price) if it determines in its sole discretion that such a change is in the best interest of the Trust. The Index Calculation Agent will have no obligation to historically restate the Index if such modifications are implemented on a forward-looking basis. Changes to the Index and the lack of an obligation to historically restate the Index may adversely affect the ability for purchasers and their advisors to make investment decisions, Trust performance, allocation of the Trust's assets, and certain performance metrics such as tracking error.
Operational or other data issues may cause a delay in the publication of the Index.
Operational or other data issues may cause the Index to be published late, to be published inaccurately, or to not be published at all. If Index information is not communicated to the parties responsible for the rebalancing, is not communicated accurately, or is communicated in an untimely fashion, the Trust's ability to rebalance may be affected. In addition, such deviations from the standard procedures associated with Index publication also increase the risk of an operational issue on rebalancing. Issues on rebalancing may include a failure to correctly adjust the Trust assets to match the new exposure, the execution of an order in an incorrect quantity or direction in relation to the change in Index exposure, or hurried trading that increases market impact. As a result, historical and live Index data, including Index level, composition, other meta data, derived data, and commentary, that is published on various media platforms, news outlets, websites and social media may be inaccurate, out of date, or be subsequently invalidated or restated.  Such operational and other data issues may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.

The Trust’s performance may not always replicate the changes in the levels of the Index.
Tracking an Index requires trading of the Trust’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Sponsor and its trading principals, among other factors. It is possible that the Trust’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the Physical Gold and Gold Futures, the imposition of position limits, or due to other extraordinary circumstances. The CFTC and/or certain futures exchanges impose position limits on Gold Futures.
In addition, the Trust may not be able to replicate the changes in levels of the Index because the total return generated by the Trust is reduced by expenses, transaction costs, and potential slippage, including those incurred in connection with the Trust’s trading activities, and increased by, as applicable, T-Bill income.
There can be no guarantee that an Index or the underlying methodology is free from error. It is also possible that third parties may seek to manipulate the value of an Index or the Physical Gold or Gold Futures which, if successful, would be likely to have an adverse effect on the Trust’s performance.
Risks Factors Related to T-Bills
The value of the Trust's T-Bills may decline as a result of changes to the financial condition or credit rating of the U.S. government.
Interest rates, maturities, times of issuance and other characteristics of U.S. Treasury obligations may differ from other securities. Similar to other issuers, the value of the Trust's T-Bills may decline as a result of changes to the financial condition or credit rating of the U.S. government. On August 5, 2011, S&P Global Ratings downgraded U.S. Treasury securities from AAA rating to AA+ rating. The ratings of U.S. government debt obligations are often used as a benchmark for other borrowing arrangements. A further downgrade could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. A downgrade of U.S. Treasury securities from another ratings agency or a further downgrade below AA+ rating by S&P Global Ratings may cause the value of the Trust's T-Bills to decline.
Increases in the national debt may raise concerns about the ability of the U.S. government to pay its obligations when they are due.
Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities it issues. The total public debt of the U.S. as a percent of GDP has grown rapidly since the beginning of the most recent financial downturn. Although higher debt levels do not necessarily indicate or lead to economic problems, they may create systemic risks if satisfactory debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that the government will not be able to make principal or interest payments when they become due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar, which may lead to inflation, and can prevent the government from implementing effective counter-cyclical fiscal policy in economic downturns.

Risk of investing in the United States.
A decrease in imports or exports, changes in trade regulations and/or an economic recession in the U.S. may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the U.S. are changing many aspects of financial and other regulation and may have a significant effect on the U.S. markets generally, as well as on the value of certain securities. In addition, a continued rise in the U.S. public debt level or U.S. austerity measures may adversely affect U.S. economic growth. The U.S. has developed increasingly strained relations with a number of foreign countries, including traditional allies, such as major European countries, the United Kingdom, Canada and Mexico, and historical adversaries, such as North Korea, Iran, China and Russia. If these relations were to worsen, it could adversely affect securities listed on U.S. exchanges. The U.S. has also experienced increased internal unrest and discord. If this trend were to continue, it may have an adverse impact on the U.S. economy which could adversely affect securities listed on U.S. exchanges.
Risk Factors Related to Gold Futures
The use of leveraged positions increased risk
The Trust utilizes leverage through the use of Gold Futures in seeking to achieve its investment objective. Although the Trust caps its use of leverage at 130% of the Trust’s total assets when rebalancing its assets to align with the weightings in the Index, this increases risks to the Trust and potential losses to the investor. The more the Trust invests in leveraged positions through investments in Gold Futures, the more this leverage will magnify any losses on its Gold Futures investments. The Trust’s investments in leveraged positions in gold through investments in Gold Futures generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in Gold Futures. The Trust's effective daily leverage may exceed 130%, depending on changes in the price of gold in a given month.
Failure of the Commodity Broker or Other FCMs to segregate assets may cause losses for the Trust.
The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Trust assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, the Trust may not be able to recover any assets held by the FCM or may recover only a limited portion of such assets. Furthermore, customer funds held at a clearing organization in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearing organization may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearing organization. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, the Trust may not be able to recover the assets deposited by the FCM on behalf of the Trust with the clearing organization. In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the Trust deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
Volatility may cause significant loss to your investment.
Futures contract prices have a high degree of volatility and are subject to rapid and substantial changes. Consequently, there is a risk that the value of your investment in the Trust could decrease significantly due to rapid and substantial changes in the prices of Gold Futures, or other types of futures contracts, held by the Trust.
In addition, the Trust enters sell orders with the Commodity Broker from time to time to liquidate Gold Futures positions in order to satisfy redemption requests or to pay expenses and liabilities. The Trust is subject to the risk that temporary aberrations or distortions will occur in the market for Gold Futures at the time those orders are executed. The prices received by the Trust from the liquidation of its positions could be adversely affected, which in turn could adversely affect the value of the Shares. Those aberrations or distortions may result from trading activities by other market participants or actions taken by the Commodity Broker, the CFTC, the exchanges or other regulatory authorities. If the Trust’s positions are liquidated at inopportune times or in a manner that temporarily distorts the market or otherwise causes a pricing aberration, the value of the Shares may be adversely affected.

The Trust’s trading of Gold Futures may adversely affect the price that the Trust pays for Gold Futures.
The prices that the Trust pays for Gold Futures may be adversely affected by the trading of Gold Futures by other market participants. Transactions by other market participants may be based on their awareness of the Trust’s positions in Gold Futures. If other market participants are able to anticipate the timing of the Trust’s Gold Futures transactions, for instance, they may be able to execute transactions in advance of the Trust. If that were to occur, those market participants may receive more favorable pricing for their Gold Futures transactions than the Trust does for its own, subsequent Gold Futures transactions. If the Trust’s Gold Futures positions represent a significant part of the open long interest in those Gold Futures, moreover, other market participants may take that fact into account and trade in a manner that adversely affects the prices that the Trust obtains when trading Gold Futures. The Trust may not be able to counteract adverse pricing effects of its own positions and transactions in Gold Futures.
Possible illiquid markets may exacerbate losses.
Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currencies or major commodities exports, can also make it difficult to liquidate a position.
Illiquidity may cause losses for the Trust. The large size of the positions which the Trust may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
The effect of market disruptions and government interventions are unpredictable and may have an adverse effect on the value of your Shares.
The commodity futures markets may be subject to temporary distortions due to various factors, including lack of liquidity, congestion, disorderly closing periods, manipulation and disruptive conduct, limitations on deliverable supplies, excessive speculation, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God.
Government intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. These interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.
The financial crisis of 2008-2009 and associated regulatory changes, including the Dodd-Frank Act, are generally considered to have contributed to less credit being available to financial market participants. This is particularly the case for credit extended by banks and other traditional lending sources. The Trust does not borrow from lenders for the purpose of pursuing its investment objective. Nonetheless, restrictions on the availability of credit may adversely affect investors who borrow to purchase Shares and participants in the markets for financial instruments in which the Trust trades, including futures markets. Limitations on the availability of credit, whether in stressed market conditions or otherwise, may have a material adverse effect on investors and financial market participants, which in turn could affect the Trust’s ability to pursue its investment objective. Among other things, fewer prospective investors may adversely affect the Trust’s asset levels, and fewer financial market participants may reduce liquidity and adversely affect pricing for the financial instruments that the Trust seeks to trade.
The Trust may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out or liquidate positions against which the markets are moving. The large size of the positions which the Trusts may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
The NAV calculation of the Trust may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of NAV calculation.
Calculating the NAV of the Trust includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the NAV of each of the Trust reflects the settlement price of open commodity futures contracts on the date when the NAV is being calculated. However, if a settlement price for a commodity futures contract could not be determined for any reason, the Sponsor may value the futures contract pursuant to policies the Sponsor has adopted. In such a situation, there is a risk that the resulting calculation of the Trust’s NAV could be understated or overstated, perhaps to a significant degree.

The Trust’s performance could be adversely affected if the Commodity Broker reduces its internal risk limits for the Trust.
The CFTC requires FCMs, like the Commodity Broker, to implement and evaluate from time-to-time risk-based limits on futures position and order sizes. Under this regime, the Commodity Broker could determine to reduce its internal risk limits on the size of futures positions it will trade or clear for the Trust. Such a development would reduce the Trust’s capacity to transact in futures contracts. In this scenario, the Trust could seek to enter into clearing relationships with one or more other clearing brokers with the goal of increasing its overall capacity to trade and clear futures contracts. The introduction of one or more additional clearing broker relationships would be likely to increase the Trust’s trading costs and could make its overall trading less efficient or more prone to error. These consequences would be likely to detract from the Trust’s performance.
Regulatory and exchange accountability levels may restrict the subscription process and issuance of new Shares and the operation of the Trust.
Many U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.
In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes.
Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and/or futures exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Trust or not trade certain markets on behalf of the Trust in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Trust to substantial losses or periods in which the Trust does not issue new Shares. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, issue additional Share, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the Trust. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf the Trust at unfavorable prices, such the Trust may incur substantial losses and the value of the Shares may be adversely affected.
Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Trust, and the Trust may seek to use additional FCMs, which may increase the costs for the Trust and adversely affect the value of the Shares.
The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, the Trust’s ability to issue new Shares, or the Trust’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of the Trust may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Trust. Accordingly, the inability to issue new Shares or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.
The Trust’s returns from futures trading will be affected by market conditions when replacing expiring futures contracts with new Gold Futures.
The Trust’s returns from futures trading is called excess return, which is the combined return based on the spot prices of Physical Gold and the roll yield from trading Gold Futures. Market conditions at the time the Trust replaces expiring Gold Futures with new Gold Futures – i.e., when Gold Futures are “rolled” – will affect the Trust’s roll yield. Those market conditions are referred to as backwardation and contango, which will generally affect the Trust’s roll yield as set forth below:
•
Rolling in a backwardated market will tend to enhance returns from futures trading. Backwardation exists when prices are higher for contracts with shorter-term expirations than those with longer-term expirations, a condition that is typically associated with commodities that are consumed quickly instead of being put in storage.

•
Rolling in a contangoed market will tend to cause a drag on returns from futures trading. Contango exists when contract prices are higher in distant delivery months than in nearer delivery months, typically due to costs associated with storing a given physical commodity for a longer period.

In seeking to track the performance of the Index, therefore, the Trust will be exposed to the effects of backwardation and contango when it rolls its positions in Gold Futures. The impact of backwardation and contango may also cause the Trust’s performance to vary from the returns of other price references, including the spot prices of Physical Gold. There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have in the past, and may in the future, cause significant losses, and these periods can have as much or more impact over time than movements in the level of the Index. Additionally, because of the frequency with which the Trust may roll futures contracts, the impact of such contango or backwardation on Trust performance may be greater than it would have been if the Trust rolled futures contracts less frequently.

Tax-Related Risks
The Trust intends to be treated as a partnership for U.S. federal income tax purposes.
The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. The Trust will not be subject to U.S. federal income tax, assuming that the Trust is a partnership. Rather, each Shareholder will be required to take into account on his or its own U.S. federal income tax return his or its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.
Accounting for uncertainty in income taxes.
The Financial Accounting Standards Board has released Accounting Standards Codification Topic 740 ("ASC 740") (formerly known as "FIN 48"), to provide consistent guidance on the recognition of uncertain tax positions.  ASC 740 prescribes, among other things, the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statements.  A prospective Shareholder should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Trust, including reducing the net asset value of the Trust to reflect reserves for income taxes that may be payable in respect of prior periods by the Trust. This could adversely affect certain Shareholders, depending upon the timing of their purchase and withdrawal of Shares.
Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.
Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their share of the Trust’s taxable income or even the tax liability that results from such income.
Items of income, gain, loss and deduction with respect to Shares could be reallocated if the IRS does not accept the assumptions or conventions used by the Trust in allocating such items.
U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service (the “IRS”) will successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and/or the Federal Tax Regulations codified under 26 C.F.R. (the “Treasury Regulations”), and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.
The Trust is a partnership, which is not subject to U.S. federal income taxes. Rather, the partnership’s taxable income flows through to the Shareholders, who are responsible for paying the applicable income taxes on the income allocated to them.  For tax years beginning on or after January 1, 2018, the Trust is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Trust would be conducted at the Trust level, and if the IRS determines an adjustment, the default rule is that the Trust would pay an “imputed underpayment” including interest and penalties, if applicable. The Trust may instead elect to make a “push-out” election, in which case the shareholders for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Risk Factors Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.
The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.
In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties:
•	Sponsor and its respective affiliates will be indemnified pursuant to the Trust Agreement;
•	Allocating resources among different clients and potential future business ventures, to each of which they owe fiduciary duties, is the responsibility of the Sponsor;
•
The Sponsor's respective staff also service affiliates of the Sponsor and its respective clients. Time or resources to the management of the business and affairs of the Trust must be shared with other clients;

•
The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

•	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm's-length negotiation with respect to certain terms of the Trust;
•	The Sponsor decides whether to obtain third party services for the Trust.
By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See "Description of the Trust Documents—Description of the Trust Agreement."
For a further discussion of the conflicts of interest among the Sponsor, Index Calculation Agent, Custodians, Trust and others, see "The Sponsor - Conflicts of Interest."
Affiliates of the Sponsor may invest in or trade Physical Gold, Gold Futures or other gold related investment vehicles.
Affiliates of the Sponsor may have direct investments in Physical Gold, Gold Futures or other gold related investment vehicles. To the extent that any substantial investment in gold is initiated or materially changed, such investment may affect the price of gold.
The Sponsor may discontinue its services, which may be detrimental to the Trust.
Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Physical Gold and Gold Futures held by the Trust. A substitute sponsor's appointment will not guarantee the Trust's continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.
Any of the Service Providers could resign or be removed by the Trust, which could trigger early termination of the Trust.
Any Service Provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any Service Provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.
Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investor should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.
A lack of regular shareholder meetings and limited voting rights may adversely affect Shareholders.
Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.
No separate counsel; no responsibility or independent verification.
Seward & Kissel LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Gold Custodian, the Commodity Broker, the Cash and Treasury Custodian, the Index Calculation Agent, the Partnership Representative or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust. This prospectus was prepared based on information provided by the Sponsor, the Administrator, the Gold Custodian, the Commodity Broker, the Cash and Treasury Custodian, the Transfer Agent, the Index Calculation Agent, the Partnership Representative and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this prospectus, and Seward & Kissel LLP has not independently verified such information.
Risk Factors Related to the Exchange
The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact an investor's ability to sell Shares.
The Trust's Shares are listed for trading on the Exchange under the ticker symbol "[  ]". Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. The Exchange may halt trading during the day in which an interruption to the dissemination of the IIV or the value of the Index occurs. If the interruption to the dissemination of the IIV or the value of the Index persists past the trading day in which it occurred, the Exchange will halt trading no later than the beginning of the trading day following the interruption.  In addition, if the Exchange becomes aware that the NAV with respect to the Shares is not disseminated to all market participants at the same time, it will halt trading in the Shares until such time as the NAV is available to all market participants. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's shares will continue to be met or will remain unchanged.
Disruptions in the ability to create and redeem Creation Units may adversely affect investors.
It is generally expected that the public trading price per Share will track the NAV per Share closely over time. The relationship between the public trading price per Share and the NAV per Share depends, to a considerable degree, on the ability of Authorized Participants or their clients or customers to purchase and redeem Creation Units in the ordinary course. If the process for creating or redeeming Shares is impaired for any reason, Authorized Participants and their clients or customers may not be able to purchase and redeem Creation Units or, even if possible, may choose not to do so. The inability to purchase and redeem Creation Units, or the partial impairment of the ability to purchase and redeem Creation Units, could result in Shares trading at a premium or discount to the NAV of the Trust. Such a premium or discount could be significant, depending upon the nature or duration of the impairment.
If the Trust were to issue all Shares registered in this offering, it would not be able to create new Creation Units until it registered additional Shares and those additional Shares became available for sale. An inability to create new Creation Units could increase the possibility that the trading price per Share would not track closely the NAV per Share. In addition, the Trust may, in its discretion, suspend the creation of Creation Units. Suspension of creations may adversely affect how the Shares are traded and could cause Shares to trade at a premium or discount to the NAV of the Trust, perhaps to a significant degree.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance and sale of Shares will be used to purchase Physical Gold, Gold Futures, and T-Bills in order to track the Index.  Proceeds will also be used to pay the Trust’s fees and expenses or will be posted as margin with the Commodity Broker.
Approximately [          ]% of the Trust’s NAV would be required to be posted as collateral with respect to Gold Futures as of [          ], 2020, assuming the Trust commenced operations on [          ], 2020 and the Index was initially constituted on [          ]. For purposes of calculating the approximate percentage of the Trust’s NAV that was posted as collateral, the Trust’s aggregate assets under management was assumed to initially be $[     ] and reflected the sum of the value of the Trust’s anticipated holdings of Physical Gold, Gold Futures, and T-Bills as of [       ], 2020.
Collateral requirements are initially set by the applicable futures exchanges. The Commodity Broker may apply an additional collateral requirement based on a number of factors, including, but not limited to, volatility, concentration, percentage of open interest, and position size with respect to the Gold Futures.
With respect futures on non-U.S. futures exchanges, funds deposited to margin positions held on those exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of customer segregated funds. It should be noted, however, that applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts”.
Although the percentages set forth below may vary substantially over time, as of the date of this prospectus, the Trust estimates:
•
up to approximately [          ]% – [          ]% of the NAV of the Trust will be required to be placed in segregated accounts in the name of the Trust with the Commodity Broker (or another eligible financial institution, as applicable) to margin that Fund’s Index Contract positions. Those funds are segregated pursuant to CFTC rules; and

•	up to approximately [ ]% – [ ]% of the NAV of the Trust is maintained in segregated accounts with the Cash and Treasury Custodian.
The Sponsor is responsible for overseeing the use of proceeds for margin purposes with the Commodity Broker and with the Cash and Treasury Custodian.

TREATMENT OF T-BILL INTEREST
The Trust's assets, other than Physical Gold and Gold Futures, shall consist of T-Bills that will be purchased by the Cash and Treasury Custodian.  Upon the maturity of any T-Bill, the Trust will receive U.S. dollars representing principal and interest. The portion of the cash that represents interest on the T-Bills (the "T-Bill Interest") will be allocated to the Cash Account. The Administrator will use the T-Bill Interest to pay, partially or in full, any redemptions, the Sponsor's Fee and Additional Trust Expenses.

OVERVIEW OF GOLD MARKET
Physical Gold
Gold is different than most commodities in that it is typically accumulated rather than consumed. Further, it can be stored at low cost and does not deteriorate, and it is often used as a store of value. It is both used, historically and currently, jewelry and decorative arts, and play a key component in various countries’ official reserves.
Tonnes	2013	2014	2015	2016	2017
SUPPLY
Mine Production	3,075	3,150	3,216	3,275	3,292
Old Scrap	1,255	1,194	1,129	1,291	1,167
Net Hedging Supply	-	105	13	33	-
Total Supply	4,330	4,448	4,358	4,599	4,458
DEMAND
Jewelry Fabrication	2,749	2,526	2,460	1,999	2,143
Industrial Demand	350	349	332	323	333
Net Physical Investment	1,717	1,058	1,072	1,063	1,035
Net Hedging Demand	25	-	-	-	26
Net Central Bank Buying	646	584	577	390	374
Total Demand	5,487	4,517	4,440	3,775	3,911
Market Balan P.P	(1,157)	(68)	(83)	824	548
Net Investment in ETPs	(912)	(184)	(125)	547	203
Market Balance less ETPs	(245)	116	42	277	345
Gold Price (USS/oz. London)	1,411	1,266	1,160	1,251	1,257
Source: Gold Focus 2018

Totals may not add due to independent rounding. Net producer hedging is the change in the physical market impact of mining companies' gold loans, forwards and options positions.
The global market in gold includes over the counter (“OTC”), markets in spot, forwards, options and other derivatives, and exchange traded futures and options.
The OTC market accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. The main centers of the OTC market are London, New York, and Zurich. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.
LBMA is where most OTC trades are cleared through. LBMA acts as the principal point of contract between the market and its regulators. LBMA also coordinates market clearing and vaulting and promotes good trading practices and develops standard documentation.
The term “loco London” refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams – 32.1507465 troy ounces and 1 troy ounce – 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 to 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar by the fineness of the bar.
LBMA determines gold price twice a day during London trading hours (at 10:30 am and 3:00 pm London time) through an auction which provides reference gold prices for that day’s trading. The LBMA Gold Price was initiated on March 20, 2015 and replaced the prior London Gold Fix. The auction that determines the LBMA Gold Price is a physically settled, electronic and tradeable auction, with the ability to settle trades in U.S. dollars, euros, or British pounds. IBA provides the auction platform and methodology as well as the overall administration and governance for the LBMA Gold Price. The FCA in the U.K. regulates the LBMA Gold Price.

Gold Futures Market
A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. The Trust generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Trust. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Trust to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.
Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.
Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Trust agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Trust since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Trust to substantial losses. If trading is not possible or if the Trust determines not to close a futures position in anticipation of adverse price movements, the Trust may be required to make daily cash payments of variation margin.
U.S. derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange, Inc. (the “CBOE”) (which includes the CBOE Futures Exchange (the “CFE”), the CME which includes, among others, the Chicago Board of Trade (“CBOT”)), the NYMEX and ICE. COMEX, part of the CME Group, is the most significant gold futures exchange in the world. COMEX began to offer trading in gold futures in 1974 and operate through a central clearance system with the exchange acting as a counterparty for each member for clearing purposes.
Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If the Trust decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—the Trust would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.
Regulations -- derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets. The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. If the Sponsor were unable to provide services and/or advice to the Trust, the Trust would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Trust was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Trust.
The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses.” The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC. Under certain circumstances, the CEA grants shareholders the right to institute a reparation proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA
Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Trust is not required to become a member of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.
The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.
Daily Limits -- most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin -- “initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that typically represent a small percentage of the aggregate purchase or sales price of the contract. Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.
Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The Trust is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Trust's financial condition or results of operations.

DESCRIPTION OF THE TRUST
General
The Trust is a statutory trust formed under the laws of the State of Delaware, and the Trust Agreement constitutes the "governing instrument" of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust has no fixed termination date. Initially, the registry of Shareholders will be recorded in the books and records of the Trust by the Transfer Agent. Shares issued by the Trust will be held in electronic format through a book entry system.
The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act.
Purpose of the Trust
The investment objective of the Trust is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component utilizing a mathematically derived passive rules-based methodology that is based on the daily volatility of the LBMA Gold Price and volatility measures of the U.S. equity markets. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold, Gold Futures and T-Bills in order to closely replicate the Index.
Assets of the Trust
The Trust will have no assets other than (a) Physical Gold, (b) Gold Futures and (c) T-Bills. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, (iii) creations and redemptions, and (iv) to pay fees and expenses of the Trust. The Trust will seek to closely replicate the Index, which is published by the Index Calculation Agent, less the Trust's fees, liabilities and expenses.
The amount of Physical Gold, Gold Futures and T-Bills held by the Trust will be determined by the Index. However, because the Trust rebalances monthly, in the periods between such monthly rebalancing, as a result of changes in the value of gold, among other factors, the percentages of Physical Gold and Gold Futures relative to the percentages of the other assets of the Trust may diverge from the initial percentages in the Index on the most recent Rebalance Date.
The Trust's assets, other than Physical Gold and Gold Futures, shall consist of T-Bills to be purchased by the Cash and Treasury Custodian. An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face-value at the time the T-Bill matures.  See "Treatment of T-Bill Interest" for a description of the treatment of any gains derived by the Trust as a result of its holdings of T-Bills.
In general, as the LBMA Gold Price becomes more volatile, the Trust will have less exposure to Physical Gold and Gold Futures, and conversely, when the LBMA Gold Price becomes less volatile, the Trust will have more exposure to Physical Gold and Gold Futures. Such increase or decrease in exposure to Physical Gold and Gold Futures or T-Bills will be effected by (i) the Gold Custodian and the Commodity Broker, pursuant to the instruction of the Sponsor, with respect to Physical Gold and Gold Futures, and (ii) the Cash and Treasury Custodian, pursuant to the instruction of the Sponsor, with respect to T-Bills.
The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, and (iii) the payment of redemptions, if any, and fees and expenses of the Trust.  The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement.

The Cash and Treasury Custodian will, at the end of each Business Day, sweep U.S. dollars held in the Cash and Treasury Account into a deposit account maintained at the Cash and Treasury Custodian, which will be insured by the FDIC subject to applicable FDIC insurance limits (the "Cash Account").
Description of T-Bills
U.S. Treasury securities are debt obligations issued by, and backed by, the full faith and credit of, the U.S. government.  U.S. Treasury securities are highly liquid, have low volatility, and generally come in three varieties based on maturity: (i) Treasury bills; (ii) Treasury notes; and (iii) Treasury bonds. The Trust plans to invest in T-Bills, which are short-term U.S. Treasury securities.
An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full face-value at the time the T-Bill matures.  The interest rate earned on T-Bills is equal to the difference between the purchase price and maturity value, divided by the maturity value.  Similar to other debt securities, T-Bill prices fluctuate in value due to many factors, which may include macroeconomic conditions, monetary policy, and supply and demand.  Generally, T-Bills with longer maturity periods will pay a higher yield.  For a description of Physical Gold and Gold Futures, see "Overview of Gold Market."
The Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The Shares may be purchased or redeemed on a continuous basis, but only from Authorized Participants in blocks of [  ],000 Shares called “Creation Units.”  Individual Shares may not be purchased from or redeemed by the Trust.  Shareholders that are not Authorized Participants may not purchase or redeem Creation Units from the Trust.
Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.
See "Book-Entry-Only Shares" below for more details.
Trust Authorization
The Trust will be authorized to (1) issue Shares for U.S. dollars, (2) purchase Physical Gold, Gold Futures and/or T-Bills, from net proceeds received in connection with the issuance of Shares, (3) pay the Sponsor's Fee and any Additional Trust Expenses in U.S. dollars and sell T-Bills and/or Physical Gold and Gold Futures as may be necessary to pay the Sponsor's Fee and any Additional Trust Expenses, (4) rebalance (which may including buying and/or selling Physical Gold, Gold Futures and/or T-Bills) the Trust's holdings in Physical Gold, Gold Futures and T-Bills on each Rebalance Date in order to closely replicate the Index, (5) create and redeem Creation Units (and therefore may sell Physical Gold, Gold Futures and T-Bills as necessary) upon receiving a redemption request from a an Authorized Participant, (6) cause the Sponsor to sell Physical Gold, Gold Futures and T-Bills upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders after payment of all outstanding fees and expenses of the Trust and (7) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith. The Trust is passive and is not actively managed like a corporation or an active investment vehicle.
The Patented Methods
Wilshire Phoenix, LLC has filed patent application(s) with the United States Patent and Trademark office with respect to certain characteristics of the Trust and the Shares and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC.

Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [   ] basis points ([   ]%) to the Trust's NAV (the "Sponsor's Fee").  The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date (as defined below).  The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash and Treasury Account.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
As consideration for the Sponsor's receipt of the Sponsor's Fee, the following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").
The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, Gold Futures and T-Bills, commissions and/or exchange fees associated with the buying and selling of Physical Gold, Gold Futures and fees and expenses associated with buying and selling T-Bills for the Trust, any other fees payable to the Commodity Broker, fees and expense reimbursements due to the Marketing Agent taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), printing and mailing costs, costs of maintaining the Trust's website, fees and expenses of redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust.  See "Expenses – Additional Trust Expenses" below.
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, each sale of Physical Gold to pay the Sponsor's Fee any Additional Trust Expenses, redemptions or any other expenses of the Trust that are then due and owing will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."
Rebalancing of the Trust's Assets
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold, Gold Futures and T-Bills in order to closely replicate the Index. In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the Physical Gold Percentage Weight, the Gold Futures Percentage Weight and the U.S. Treasury Percentage Weight as of the Determination Date to the Administrator and the Sponsor. Thereafter the Administrator shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Rebalance Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to provide to the Sponsor (i) the amount of T-Bills to purchase or sell, and (ii) the amount of Physical Gold and Gold Futures to purchase or sell.
The Sponsor, on each Rebalance Date, shall instruct the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian, respectively, to purchase and/or sell Physical Gold, Gold Futures and/or T-Bills, as applicable. The Sponsor may, in its discretion, instruct the Cash and Treasury Custodian to sell some or all of the Trust's T-Bills prior to the Rebalance Date in order to reduce operational inefficiency and complexity on a Rebalance Date. The Administrator shall, on the Rebalance Date, instruct the Cash and Treasury Custodian to pay amounts due and payable by the Trust as of the Determination Date; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

The Sponsor may exercise discretion in connection with the amount of T-Bills, Physical Gold and Gold Futures to purchase and/or sell on each Rebalance Date compared to their weightings in the Index, based on market value fluctuations or other factors occurring between the Determination Date and the Rebalance Date, in order to have the assets of the Trust more closely replicate the Index on such Rebalance Date and shall have no liability in connection therewith so long as it has exercised such discretion in good faith. The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect the purchases, sales and/or payments contemplated on the Rebalance Date, provided that if any such purchases, sales and/or payments are unable to be made on the Rebalance Date, such purchases, sales and/or payments shall be made as soon as practicable thereafter.
Security Ownership of Management
As of the date of this prospectus, the Sponsor, Trustee and the Sponsor’s management did not own any Shares as the Trust has not yet commenced operations.
Management; Voting by Shareholders
The Shareholders of the Trust take no part in the management or control, and have no voice in the operations or the business of the Trust. Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement.
The Trust Agreement can be amended by the Sponsor without the Trustee's or the Shareholders' consent, provided that (i) no such amendment may be made if it would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes, (ii) any amendment that affects the duties, liabilities, rights or protections of the Trustee shall also require the Trustee's prior written consent, which it may grant or withhold in its sole discretion, (iii) any amendment that affects the duties, liabilities, rights or protections of the Administrator shall also require the Administrator's prior written consent, which it may grant or withhold in its sole discretion, and (iv) any amendment that appoints a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) or makes any material change to the Trust's basic investment policies, shall also require the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest including any appreciation in their investments. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, Shareholders of the Trust agree in the Trust Agreement that they will indemnify the Trust for any harm suffered by it as a result of: (i) Shareholders’ actions unrelated to the business of the Trust; or (ii) taxes separately imposed on the Trust by any state, local or foreign taxing authority.

DESCRIPTION OF THE INDEX
General
The Gold Treasury Index is based on a pairing of notional components and is not an investment product. The Index is calculated and published by [   ] (the "Index Calculation Agent").  The level of the Index is published on each Business Day at approximately 5:00 p.m. (New York City time) and will be available through various market data vendors, and available on Bloomberg LP and Thompson Reuters Company under the ticker “GTI”.
The Index has three components: (1) a notional component representing Physical Gold (the "Physical Gold Component"), (2) a notional component representing Gold Futures (the “Gold Futures Component”) and (3) a notional component representing T-Bills (the "Treasury Component").
On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component, the Gold Futures Component and the T-Bill Component utilizing a mathematically derived passive rules-based methodology. This methodology employs realized volatility of the LBMA Gold Price PM and volatility measures of the U.S. equity markets utilizing a look-back period, among other parameters. At the end of each month, the Index Calculation Agent calculates the Index's new weights for the Physical Gold Component, the Gold Futures Component and the T-Bill Component based on the immediately preceding period’s LBMA Gold Price PM and volatility measures of the U.S. equity markets. Except for the weighting of the Physical Gold Component, the weightings of the Gold Futures Component and the T-Bill Component may vary at each Rebalance Date and may be zero.
The new percentage weight for the Physical Gold Component will generally be lower than the prior month if realized volatility is higher than during the previous calculation, and vice versa. In addition, during times of distress within the U.S. equity markets, as signaled by volatility measures, the Index will calculate a higher weight for the overall exposure to gold. The weighting of the Gold Futures Component is normally zero, except in cases when the Index rebalance calculation determines that the overall gold exposure should be increased above 100% with respect to the value of the Index at rebalance. The non-zero weight in the Gold Futures Component is then used for the levered position to increase the Index’s overall exposure to gold. The total gold exposure, represented by the sum of the Physical Gold Component and the Gold Futures Component is capped at 130% at each monthly rebalance.
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust will rebalance its assets in order to closely replicate the Index.
Index Components
Physical Gold Component
The Physical Gold Component of the Index is a notional component representing Physical Gold. For more information about Physical Gold, see "Overview of Gold Market" in this prospectus.
The price of Physical Gold used to determine the weighting of the Physical Gold Component, the Gold Futures Component, and the T-Bill Component of the Index, as well as the value of Physical Gold held by the Trust, will be based on the LBMA Gold Price PM.  If such day’s LBMA Gold Price PM is not available, the LBMA Gold Price AM is used. If no LBMA Gold Price is available for the day, the Administrator values the Trust’s gold based on the most recently announced LBMA Gold Price PM or LBMA Gold Price AM.
Gold Futures Component
The Gold Futures Component of the Index is a notional component representing Gold Futures. For more information about Gold Futures, see "Overview of Gold Market" in this prospectus.
Futures contracts are priced that their market value, which are based upon the official exchange published settlement prices for that particular futures contract on the applicable exchange.

T-Bill Component
The T-Bill Component of the Index is a notional component representing T-Bills.
U.S. Treasury securities are debt obligations issued by, and backed by, the full faith and credit of, the U.S. government.  U.S. Treasury securities are highly liquid, have low volatility, and generally come in three varieties based on maturity: (i) Treasury bills; (ii) Treasury notes; and (iii) Treasury bonds.
An investor holding T-Bills does not receive regular interest payments as with a coupon bond, but rather purchases a T-Bill at a discount to face value and receives the full-face value at the time the T-Bill matures. The interest rate earned on T-Bills is equal to the difference between the purchase price and maturity value, divided by the maturity value.  Similar to other debt securities, T-Bill prices fluctuate in value due to many factors, which may include macroeconomic conditions, monetary policy, and supply and demand. Generally, T-Bills with longer maturity periods will pay a higher yield.

CALCULATION OF THE TRUST'S NAV
General
The Trust will have no assets other than (a) Physical Gold, (b) Gold Futures and (b) T-Bills. The Trust will also hold U.S. dollars for short periods of time in connection with (i) the purchase, sale and/or maturity of T-Bills, (ii) the purchase and sale of Physical Gold and Gold Futures, (iii) creations and redemptions, and (iv) to pay fees and expenses of the Trust.
The Trust's Physical Gold, Gold Futures and T-Bills are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP"). The Trust's NAV will be determined by the Administrator, on a GAAP basis, on each Business Day at 4:00 p.m., (New York City time) or as soon thereafter as practicable.
The Trust's NAV shall be equal to the sum of the value of the Physical Gold held by the Trust (the "Physical Gold Holdings"), the value of the Gold Futures held by the Trust (the “Gold Futures Holdings”) and the value of the T-Bills and U.S. dollars held by the Trust (the "Treasury and Cash Holdings"), less the expenses and liabilities of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.
In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price PM.
Futures contracts are priced that their market value, which are based upon the official exchange published settlement prices for that particular futures contracts on the applicable exchange.
The Administrator will determine the fair value of T-Bills based on the price of each T-Bill held by the Trust plus any cash, which will be held in U.S. dollars, as of 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day.
The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. Accordingly, the Trust's NAV and NAV per Share are tracked, in part, by reference to the LBMA Gold Price.
Under certain special circumstances, which are described in detail below under "Description of the Shares—Suspension Events", the Trust can temporarily suspend or restrict the determination of NAV.
The Administrator generally values the Physical Gold held by the Trust using that day’s LBMA Gold Price PM.  LBMA Gold Price is the price per troy ounce, in U.S. dollars, of unallocated gold delivered in London determined by IBA following an electronic auction consisting of one or more 30-second rounds starting at 10:30 a.m. (London time) (in the case of LBMA Gold Price AM) or 3:00 p.m. (London time) (in the case of LBMA Gold Price PM) on each day that the London gold market is open for business, and published shortly thereafter. At the start of each round of auction, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (i.e., how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 10,000 troy ounces for gold). If the imbalance is outside the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Gold Price AM or LBMA Gold Price PM, as appropriate, for that day. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in), and the net volume for each participant trades at the final price. The prices during the auction are determined by an algorithm that takes into account current market conditions and activity in the auction. Each auction is actively supervised by IBA staff. As of the date of this prospectus, information publicly available on IBA’s website indicates that the direct participants currently qualified to submit orders during the electronic auctions used for the daily determination of the LBMA Gold Price are Bank of China, Bank of Communications, Coins ‘N Things Inc., Goldman Sachs, HSBC Bank USA NA, Industrial and Commercial Bank of China (ICBC), INTL FCStone, Jane Street Global Trading, LLC, JPMorgan Chase Bank N.A. London Branch, Koch Commodities Europe Ltd., Koch Supply and Trading LP, Marex, Morgan Stanley, Standard Chartered Bank, The Bank of Nova Scotia and Toronto Dominion Bank.
If there is no LBMA Gold Price PM on any day, the Administrator is authorized to use that day’s LBMA Gold Price AM, or the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. Once the value of the Trust’s Physical Gold has been determined, the Administrator subtracts all accrued fees, expenses and other liabilities of the Trust from the total value of the Physical Gold and all other assets of the Trust. The resulting figure is the NAV of the Trust. The Administrator determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding on the day the computation is made.

VALUATION OF THE TRUST'S PHYSICAL GOLD HOLDINGS
The Administrator will evaluate the Physical Gold held by the Trust and determine the Trust's Physical Gold Holdings in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's Physical Gold and the Trust's Physical Gold Holdings calculations.
On each Business Day at 4:00 p.m. (New York City time), or as soon thereafter as practicable (the "Evaluation Time"), the Administrator will evaluate the Physical Gold held by the Trust and calculate and publish the Trust's Physical Gold Holdings. To calculate the Trust's Physical Gold Holdings, the Administrator will:
1.	Determine the LBMA Gold Price—see "Calculation of the Trust's NAV-- The LBMA Gold Price"; and
2.	Multiply the LBMA Gold Price by the amount of Physical Gold owned by the Trust as of the Evaluation Time on such day.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

VALUATION OF THE TRUST'S GOLD FUTURES HOLDINGS
The Administrator will evaluate the fair value of Gold Futures held by the Trust based on their current market value, which are based upon the official exchange published settlement prices for any Gold Futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined.

VALUATION OF THE TRUST'S TREASURY AND CASH HOLDINGS
The Administrator will evaluate the amount of T-Bills and U.S. dollars held by the Trust and determine the Trust's Treasury and Cash Holdings in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's T-Bills and U.S. dollars and the Trust's Treasury and Cash Holdings calculations.
On each Business Day at the Evaluation Time, the Administrator will evaluate the T-Bills and U.S. dollars held by the Trust and calculate and publish the Trust's Treasury and Cash Holdings. To calculate the Trust's Treasury and Cash Holdings, the Administrator will:
1.	Determine the price of each T-Bill held by the Trust; and
2.	Add any U.S. dollars held by the Trust.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

THE SPONSOR
Responsibilities of the Sponsor
The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Commodity Broker, the Gold Custodian, the Cash and Treasury Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian, respectively, to purchase and/or sell Physical Gold, Gold Futures and/or T-Bills, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co.at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require. For a description of the book-entry process, please see "Book-Entry Only Shares" below.
The Sponsor serves as the Trust’s commodity pool operator.  The Sponsor was formed on May 14, 2018 and, effective [  ], 2020 is registered with the CFTC as a commodity pool operator and is a member of the NFA.
In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.
The Sponsor's Fee
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  A portion of the Sponsor's Fee will be used by the Administrator to pay the Sponsor-Paid Expenses. See "The Trust—Trust Expenses."
Policies and Procedures of the Sponsor
The Sponsor has implemented a disaster recovery plan, along with a subsequent business continuity plan, each aimed at protecting the assets of the Trust and the information provided to the Sponsor and ensuring continuity in the transition time occurring after a disruptive or catastrophic event.  Each of the disaster recovery plan and business continuity plan use the methodology and/or framework of the Committee of Sponsoring Organizations (COSO).
The Sponsor is subject to an Anti-Money Laundering Program (the "AML Program"). This AML Program requires the Sponsor to complete a comprehensive money laundering risk assessment to identify and analyze specific risk categories. The AML Program also requires the Sponsor to perform certain customer identification, due diligence and transaction reporting procedures. The AML Program also requires the Sponsor to abide by certain recordkeeping requirements and share certain information with government agencies and other financial institutions.
Conflicts of Interest
The Sponsor may allocate its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor may also service other affiliates of the Sponsor and its respective clients. By purchasing the Shares, each Shareholder agrees that (i) the Sponsor and its professional staff are not required to devote its or their respective time or resources exclusively to the management of the business and affairs of the Trust and may engage in other business interests and activities similar to or in addition to those relating to the activities to be performed for the Trust and (ii) the officers of the Sponsor may buy or sell Physical Gold, Gold Futures and/or T-Bills for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust. In the event that the Sponsor, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Shareholders for so acting. Every Shareholder, by virtue of having purchased or acquired a Share, will be deemed to have consented to such conflicts of interest.

Voluntary Withdrawal of Sponsor
The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days' prior written notice to all Shareholders and the Trustee. Following receipt of such notice, Shareholders holding Shares equal to at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.
Merger or Corporate Reorganization of Sponsor
To the fullest extent permitted by law, nothing in the Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. The resulting, surviving or transferee entity shall, without any further act, be the successor Sponsor under the Trust Agreement and related documents. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal.
Executive Management of the Sponsor
Below are the biographies of each of the Partners of the Sponsor:
William Joseph Herrmann, 37, is the Founder and Managing Partner of Wilshire Phoenix Funds. Mr. Herrmann began his career at BNY Mellon and served on several global teams throughout his 10+ year tenure, most recently as Vice President of Dealing and Trading. Mr. Herrmann led in the successful closing of 100+ diverse corporate banking transactions with a collective issuance amount exceeding $50 billion and managed a credit risk portfolio of over $10 billion. Mr. Herrmann completed undergraduate studies at Clarion University of Pennsylvania and graduate studies at New York University. In addition to his responsibilities at Wilshire Phoenix, Mr. Herrmann is the Director of New York for the Hedge Fund Association and proudly serves as a Member of the Board of Directors for the National Multiple Sclerosis Society.
William Cai, 40, is a Principal and Partner and the head of Wilshire Phoenix Funds. Before joining Wilshire Phoenix, Mr. Cai was a trader at J.P. Morgan for over 10 years, managing multi-billion-dollar risk books across asset classes in credit, equities, and most recently in commodity futures. He held a position of Executive Director and in addition to his trading responsibilities, managed teams, oversaw various projects, and had extensive experience with regulatory and legal issues in the financial space. He holds a Bachelor of Arts in Physics from Harvard University, and a Master of Science in Mathematics in Finance from New York University.
Alexander Chang, 31, is a Principal and Partner of Wilshire Phoenix Funds.  Before joining Wilshire Phoenix, Mr. Chang was employed at J.P. Morgan for 8 years. He most recently served as a Vice President at J.P. Morgan, during which time he structured both linear and non-linear equity as well as cross asset derivative transactions for a global institutional investor base. The underlying exposure merged a broad spectrum of proprietary quantitative strategies. While at J.P. Morgan, Mr. Chang also traded multiple sector pods on the high frequency electronic options market making desk.  Mr. Chang was a registered stockbroker and trader, holding Series 7, 55 and 63 registrations. Mr. Chang graduated from the Columbia University School of Engineering and Applied Sciences with a Bachelor of Science in Applied Mathematics.
Garrette David Victory Furo, CAIA, 26, is a Principal and Partner of Wilshire Phoenix Funds. Mr. Furo began his career in financial technology and decentralized finance and has supported family offices, wealth managers and numerous ventures on related concepts. Previous to his tenure in decentralized finance, Mr. Furo was a neurobiology researcher at Columbia University Medical School.  Mr. Furo holds a molecular biology and alternative investments dual degree from Hampshire College and is a recognized member of the Chartered Alternative Investment Analyst (CAIA) association. Additionally, Mr. Furo holds a board seat at Regen Network, a Techstars backed blockchain for ecological auditing.

Mason Stark, 49, is a Principal and Partner of Wilshire Phoenix Funds and has more than 25 years of experience in the hedge fund industry and capital management. Mr. Stark began his career at Granite Capital as an Equities Analyst and Trader, before leaving as the Head of Granite's Trading in 2000 to join Ramius Capital Group (RCG). At RCG, Mr. Stark built the Hedged Equity group managing more than a billion of gross invested capital at its peak, and where he held a position of Managing Director. In 2010, Mr. Stark went on to found Ballast Capital, LP, with two other original members from RCG, and was successfully seeded by Investcorp. From Ballast, Mr. Stark went on to numerous consulting appointments, including Ambi Advisors and wealth management with The Healy Group. Mr. Stark is a graduate of Sarah Lawrence College with a B.A. in Economics and International Relations. Mr. Stark has also obtained the Series 7, 56, 63 and 65 Licenses.
Harlan Milkove, 35, is a Principal and Partner of Wilshire Phoenix Funds. Mr. Milkove is a repeat VC-backed startup founder with experience as a product manager and chief technology officer. He has led initiatives across several ventures to launch flagship products by successfully leading numerous cross-functional teams. Mr. Milkove was a founding member of multiple firms in the blockchain, IoT and on-demand labor verticals. Mr. Milkove began his career at FactSet, whose equity research application is widely used by some of the world's top financial analysts. Mr. Milkove graduated cum laude with a B.S. in Computer Science from Rensselaer Polytechnic Institute.
The Sponsor's resources may be allocated in the future to potential additional business ventures. Notwithstanding the foregoing, the Sponsor intends to devote, and to cause its officers, members and employees to devote, sufficient time and resources to properly manage the Trust in accordance with their respective duties to the Trust under the Trust Agreement.
It is possible that the officers of the Sponsor may trade Physical Gold, Gold Futures and other gold related investments and/or T-Bills for their own personal trading accounts during the existence of the Trust. No Shareholders shall be entitled to review or have access to the trading records of the officers of the Sponsor.
Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of [  ],000 Shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Creation Unit and are subject to an additional processing charge for failure to timely deliver such orders. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Trust to other investors. The transfer of Creation Units is only made in exchange for the delivery to the Trust or the distribution by the Trust of the cash, the amount of which is based on the combined NAV determined on the day the order to create or redeem Creation Units is properly received of the number of Shares included in a Creation Unit (each, a “Basket”). Creations of Baskets may only be settled after the requisite cash is deposited in the allocated account of the Trust.
Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Trust and the Sponsor. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the Marketing Agent, the Administrator or the Transfer Agent, without consent from any Shareholder or Authorized Participant. The Authorized Participant Agreement may be amended by the Sponsor only with the consent of the Authorized Participant, while the procedures attached thereto may be amended with notice to the Authorized Participant. Shareholder consent is not required in either case. To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units.
Authorized Participants who purchase Creation Units from the Trust receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.
Certain Authorized Participants are able to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Authorized Participants must be (1) a DTC Participant; (2) registered as a broker-dealer under the Exchange Act and regulated by Financial Industry Regulatory Authority, or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not be required to be so regulated or registered; and (3) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.
Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:
•
any breach by the Sponsor, the Trust, or any of their respective agents or employees, of any provision of the Authorized Participant Agreement, including any representations, warranties and covenants by any of them or the Trust therein or in the Officer’s Certificate (as defined in the Authorized Participant Agreement);

•	any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the Authorized Participant Agreement;
•
any failure by the Sponsor to comply with applicable laws and regulations in connection with the Authorized Participant Agreement, except that the Sponsor will not be required to indemnify a Sponsor Indemnified Party (as defined in the Authorized Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Sponsor Indemnified Parties or the negligence or willful malfeasance of any Sponsor Indemnified Party;

•
any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC, or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the registration statement or the prospectus.

As provided in the Authorized Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.
The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.
Creation Procedures
On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 10:00 a.m. (New York City time). The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to two business days after the creation order date. By placing a creation order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.
Creation Units are issued on the creation order settlement date as of 2:45 p.m. (New York City time) on the business day immediately following the creation order date at the applicable NAV per Share as of the closing time of the Exchange or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two business days after the creation order date. By placing a creation order, and prior to receipt of the Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment
The total payment required to create each Creation Unit is an amount of cash equal to the NAV of [  ],000 Shares of the Trust as of the closing time of the Exchange or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the creation order date.
Because orders to purchase Creation Units must be placed by 10:00 a.m. (New York City time) but the total payment required to create a Creation Unit will not be determined until 4:00 p.m. (New York City time) on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Creation Unit at the time they submit the creation order for the Creation Unit. The Trust’s NAV and the total amount of the payment required to create a Creation Unit could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.
Rejection of Creation Orders
The Sponsor or the Transfer Agent may reject a creation order if:
•          The Sponsor or the Transfer Agent determines that the creation order is not in proper form;
•          The Sponsor believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Trust or its Shareholders; or
•          Circumstances outside the control of the Sponsor or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Creation Units.
The Sponsor will not be liable for the rejection of any creation order.
The Trust also may not be able to create new Creation Units at any time if there is an insufficient amount of Shares registered in this offering or if another legal or operational impediment to creating new Creation Units arises.
Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 10:00 a.m. (New York City time). The day on which the Sponsor receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to two business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual Shareholders may not redeem directly from the Trust. Instead, individual Shareholders may only redeem Shares in an amount equal to one or more whole Creation Units and only through an Authorized Participant.
By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than the redemption order settlement date as of 2:45 p.m. (New York City time) on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Sponsor to agree to a redemption order settlement date up to two business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds
The redemption proceeds from the Trust consist of cash. The amount of cash included in a redemption  is equal to the NAV of the number of Creation Unit(s) of the Trust requested in the Authorized Participant’s redemption order as of the closing time of the Exchange or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the redemption order date. The Sponsor will distribute the cash redemption amount at 2:45 p.m. (New York City time) on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.
Delivery of Redemption Proceeds
The redemption proceeds due from the Trust are delivered to the Authorized Participant at 2:45 p.m. (New York City time) on the redemption order settlement date if, by such time, the Trust’s DTC account has been credited with the Creation Units to be redeemed. If the Trust’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Creation Units received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Trust’s DTC account by 2:45 p.m. (New York City time) on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Trust’s DTC account by 2:45 p.m. (New York City time) on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book entry system on such terms as the Sponsor may determine from time to time.
Suspension, Postponement or Rejection of Redemption Orders
The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement. The Sponsor or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets. The Sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until 30 days after the date of the notice.
Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at [          ]. Additional reports may be posted on the Sponsor’s website in the discretion of the Sponsor or as required by regulatory authorities.

THE TRUSTEE
General
Delaware Trust Company is the trustee of the Trust pursuant to the terms of the Trust Agreement. The Trustee is unaffiliated with the Sponsor and is not registered with the CFTC.
Duties of the Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and management of the Trust are limited to its express obligations under the Trust Agreement.
Liability of the Trustee
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Gold Custodian, Commodity Broker, Cash and Treasury Custodian or any other person.
Trustee's Fee and Indemnity
The Trustee will be compensated by the Trust, out of the Sponsor's Fee, for the Trustee's fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.
Resignation or Removal of the Trustee
The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice. If the Trustee resigns and no successor trustee is appointed within forty-five (45) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.

THE TRANSFER AGENT
General
The Bank of New York Mellon will act as transfer agent and registrar for the Shares, pursuant to the terms and provisions of the Transfer Agent Services Agreement and the Trust Agreement.
Duties of the Transfer Agent
The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC as necessary. The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) cooperate with the Trust's preparation of Shareholders' account statements (ii) cooperate with the Auditor's preparation of Shareholders' tax statements, and (iii) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC.
A summary of the material terms of the Transfer Agent Services Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.
Transfer Agent's Fee
The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.

THE ADMINISTRATOR
General
The Bank of New York Mellon, will serve as the Administrator of the Trust pursuant to the terms and provisions of the Administration Agreement and the Trust Agreement.
Duties of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust. The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) calculations and determinations for the monthly rebalancing of the Trust's holdings in Physical Gold, Gold Futures and T-Bills on each Rebalance Date, (iii) evaluating the Physical Gold Holdings, the Gold Futures Holdings and Treasury and Cash Holdings, determining the Trust's NAV and the NAV per Share and preparing daily and monthly reports, (iv) maintaining books and records on behalf of the Trust and (v) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.
A summary of the material terms of the Administration Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.
Administrator's Fee
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's fees.

THE GOLD CUSTODIAN
General
[ ] will serve as the Gold Custodian under and pursuant to the terms and provisions of the agreement between the Trust and the Gold Custodian (the "Gold Custodian Agreement"). The Gold Custodian serves as a fiduciary and custodian on the Trust's behalf, and the Physical Gold in the Trust's account maintained by the Gold Custodian are considered fiduciary assets that remain the Trust's property at all times.
Duties of the Gold Custodian
The Gold Custodian is responsible for receiving and safekeeping the Trust’s Physical Gold. The Custodian will store Physical Gold in its own vaulting facilities, generally in London, New York, or such other locations where the Gold Custodian may maintain vaulting facilities from times to time. The Gold Custodian may appoint sub-custodians from time to time for the custody and safekeeping of Physical Gold, but the Gold Custodian remains liable for the custody and safekeeping of Physical Gold.
The Gold Custodian may hold gold for the account of the Trust on an unallocated basis. However, the Gold Custodian must allocate gold bars to the account of the Trust so that no gold is held for the Trust’s account on an unallocated basis at the end of each business day of the Gold Custodian.
The Gold Custodian has agreed to maintain insurance in support of its custodial obligations under the Gold Custodian Agreement, including covering any loss of gold. The Gold Custodian has the right to reduce, cancel or allow to expire without replacement such insurance coverage, provided that it gives prior written notice to the Trustee. In the case of a reduction, the Gold Custodian will seek to provide notice 30 days prior to the effective date of the reduction. In the case of a cancellation or expiration without replacement, the required notice must be at least 30 days prior to the last day of coverage. As of the date of this prospectus, the Trustee has not received from the Gold Custodian any notice of reduction, cancellation or expiration of its insurance coverage. The insurance is held for the benefit of the Gold Custodian, not for the benefit of the Trust or the Trustee, and the Trustee may not submit a claim under the insurance maintained by the Gold Custodian.
A summary of the material terms of the Gold Custodian Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Gold Custodian's Fee
The Gold Custodian will be compensated out of the Sponsor's Fee for the Gold Custodian's services under the Gold Custodian Agreement.

THE COMMODITY BROKER
General
[ ] will serve as the Trust's Commodity Broker under a clearing brokerage agreement (the “Brokerage Agreement”). A variety of executing brokers execute Gold Futures transactions on behalf of the Trust. All such executing brokers give-up all such transactions to the Commodity Broker serving as the clearing broker. In its capacity as clearing broker, the Commodity Broker may execute or receive transactions executed by others, clears all of the Trusts’ futures transaction and performs certain administrative services for the Trust. The Commodity Broker is registered with the CFTC as an FCM and is a member of the NFA in such capacity.

The Trust pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.

The Commodity Broker as an FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each a “Clearing House”) where the Trust’s transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.
In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.
When providing execution services to the Trust (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite the Trust’s order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to the Trust’s interests in a Gold Future. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Trust’s transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.
In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Trust’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Gold Futures or other products. In cases where an FCM has offered the Trust a discounted commission or clearing fee for Gold Futures executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty
An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Trust’s interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Trust’s best interest and are not assessing the suitability for the Trust of any contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.
A summary of the material terms of the Brokerage Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.

THE CASH AND TREASURY CUSTODIAN
General
The Bank of New York Mellon will serve as the Trust's Cash and Treasury Custodian under the Trust Agreement and pursuant to the terms and provisions of the Cash and Treasury Custody Agreement.
Duties of the Cash and Treasury Custodian
Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash Account and the Cash and Treasury Account. Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash and Treasury Custodian Account in which the Cash and Treasury Custodian will hold T-Bills and U.S. dollars in the name of the Trust. The Cash and Treasury Custodian will purchase and sell T-Bills pursuant to the instruction of the Sponsor.
A summary of the material terms of the Cash and Treasury Custody Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.
Cash and Treasury Custodian's Fee
The Cash and Treasury Custodian will be compensated out of the Sponsor's Fee for the Cash and Treasury Custodian's services under the Cash and Treasury Custody Agreement.

CONFLICTS OF INTEREST
General
There are present and potential conflicts of interest in the Trust's structure and operation that you should consider before purchasing Shares, and the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be reliant on the good faith of the respective parties resolve a conflict of interest equitably. Although the Sponsor expects to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to adequately resolve these conflicts, and the Trust, the NAV of the Shares and the market price of the Shares may be adversely affected.
Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.
The Sponsor
The Sponsor allocates its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and its respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.
The Trust Agreement provides that in the case of a conflict of interest between the Sponsor or any of its affiliates, on the one hand, and the Trust or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor.
The Commodity Broker
The Commodity Broker may have a conflict of interest in its execution of trades for the Trust and for other customers. For example, the Commodity Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Trust. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or lesser than the rate paid by the Trust. The Commodity Broker will also benefit from executing orders for other clients, whereas the Trust may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Trust’s accounts due to the existence of such other clients.
In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite those of the Trust or may compete with the Trust for the same positions. The Sponsor employs various methods for reviewing the Commodity Broker’s performance.
The Commodity Broker, its principals and its affiliates may trade in the commodity and foreign exchange markets for their proprietary accounts and for the accounts of their clients. In doing so, they may take positions opposite those held by the Trust, may trade ahead of the Trust, may compete with the Trust for positions in the marketplace and may give preferential treatment to these proprietary and non-proprietary accounts. Such trading may create conflicts of interest in respect of their obligations to the Trust. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.
Certain officers or employees of the Commodity Broker may be members of United States futures exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.
Proprietary Trading/Other Clients
The officers of the Sponsor may trade Physical Gold, Gold Futures, or other gold related investments for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust.

DESCRIPTION OF THE SHARES
General
Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.
The Shares are expected to be listed on the Exchange and trade under the ticker symbol "[          ]".
Distributions
Shareholders shall only be entitled to distributions in respect of their Shares upon termination of the Trust.  If the Trust is terminated, it will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")).  If the Trust is terminated, the Sponsor or the Liquidating Trustee, as applicable, will cause any Physical Gold, Gold Futures and T-Bills then held by the Trust to be liquidated in an orderly fashion. The proceeds of such liquidation, plus any other U.S. dollars held by the Cash and Treasury Custodian in the Cash Account, less (i) any amounts required to satisfy all outstanding liabilities of the Trust, and (ii) any amounts reserved for the payment of applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor and/or Trustee shall determine shall, on a pro rata basis, be distributed to the Shareholders. See "Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust".
Entitlements
The Trust is a Delaware statutory trust and not a corporation, and the Shares are different than shares of a corporation.  This means that Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends. Shareholders, however, shall be entitled to vote on specified matters relating to the Trust and Trust Agreement as more fully set forth in the Trust Agreement.  See "Description of the Shares—Voting and Consent Rights" below.
In addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.
Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Voting and Consent Rights
Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).

Shareholder Indemnity
The Trust Agreement will provide that Shareholders indemnify the Trust for any harm suffered by it as a result of Shareholders' actions unrelated to the activities of the Trust.
Suspension Events
Pursuant to the Trust Agreement, the Trust may suspend Redemption Orders, the payment of redemption proceeds or the determination of NAV in the case of any of the following events until such time as the event has passed (each, a "Suspension Event"):
(a)          when a redemption would result in a violation by the Trust or the Sponsor or any of its other respective affiliates of the securities laws of the United States or any other applicable jurisdiction or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates as evidenced by an opinion of counsel;
(b)          any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited;
(c)          the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder;
(d)          any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason;
(e)          any event has occurred and is continuing which may cause the dissolution of the Trust;
(f)          the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or
(g)          an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV or redemption impossible or impracticable; provided that any determination of NAV or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.

EXPENSES
Sponsor's Fee
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee.  The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of [   ] basis points ([    ]%) to the Trust's NAV.  The Administrator will make its determination regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash and Treasury Account.
To pay the Sponsor's Fee, the Cash and Treasury Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-Paid Expenses will be netted out of the Sponsor's Fee, and the Cash and Treasury Custodian will, pursuant to the instruction of the Administrator, directly pay the recipients of such amounts.  After netting such Sponsor-Paid Expenses, the Administrator shall instruct the Cash and Treasury Custodian to pay the remaining amount of the Sponsor's Fee to the Sponsor.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
Sponsor-Paid Expenses
The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Partnership Representative Fee, applicable license fees and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").
Additional Trust Expenses
The Trust is required to pay certain other fees and expenses that are not contractually assumed by the Sponsor, including, but not limited to, any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, Gold Futures and T-Bills, any other fees payable to the Commodity Broker, fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, fees and expenses related to redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust (collectively, "Additional Trust Expenses").
Disposition of Trust Assets
The Administrator will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date an amount of U.S. dollars sufficient to pay the Trust fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the transfer or sale of T-Bills, Physical Gold and/or Gold Futures to pay the Trust's expenses will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."
Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's Fee or the sale of the Trust's assets to pay the Sponsor's Fee and/or any Additional Trust Expenses (and the Trust may incur additional fees associated with selling Physical Gold, Gold Futures or T-Bills), the Trust's Assets will decline, the number of Physical Gold, Gold Futures and amount of T-Bills represented by a Share will decline at such time and the NAV per Share will also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor's Fee and any Additional Trust Expenses. The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Physical Gold, Gold Futures or T-Bills.

BOOK-ENTRY-ONLY SHARES
The Securities Depository; Book-Entry-Only System; Global Security
In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.
As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book- entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited or debited in the case of creation, transfer or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).
Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

REPORTS
Statements, Filings and Reports
At the end of each Business Day, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a trust report detailing the following items: the LBMA Gold Price, the value of the Physical Gold Holdings, the official settlement prices of Gold Futures, the value of the Gold Futures Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.
In addition, on the sixth (6th) day of each month, the Administrator shall post to the below-referenced website (and send a copy via electronic mail to the Sponsor) a monthly report detailing the following items: the LBMA Gold Price, the value of the Physical Gold Holdings, the official settlement prices of Gold Futures, the value of the Gold Futures Holdings, the value of the Treasury and Cash Holdings, the Trust's NAV, the Trust's NAV per Share, the amount of T-Bill Interest received, the number of additional Shares issued, the amount of cash received by the Trust in connection with the issuance of additional Shares, the number of Shares redeemed, the amount of cash disbursed in connection with the redemption of Shares, and the amount of the fees and expenses of the Trust for such month.  In the event that the sixth (6th) day of any month is not a Business Day, then such monthly report shall be posted on the immediately following Business Day.
After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.
The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.
The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.
The Trust will file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.
The Administrator will maintain or cause to be maintained a website for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York City time).
Fiscal Year
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS
Description of the Trust Agreement
The Trust Agreement will establish the authority of the Trust and the rights and duties of the Sponsor and the Trustee.
Duties of the Sponsor
The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement. The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Gold Custodian, the Commodity Broker, the Cash and Treasury Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Gold Custodian, the Commodity Broker and the Cash and Treasury Custodian, respectively, to purchase and/or sell Physical Gold, Gold Futures and/or T-Bills, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require.
Liability of the Sponsor
The Sponsor will not be liable to the Trust or any Shareholder or other person for any action or omission taken or omitted to be taken in good faith or for errors in judgment, except to the extent such action or omission taken or such error in judgment constitutes willful misconduct, bad faith or gross negligence in the performance of its duties.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Additional Trust Expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.
Insolvency of Sponsor
If the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, then unless within ninety (90) days of such declaration, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) agree in writing to continue the Trust and to select, effective as of the date of such declaration, one or more successor Sponsors, the Trustee shall terminate and liquidate the Trust and distribute its remaining assets.

The Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act ("DSTA") that the Trust have at least one trustee with a principal place of business in the State of Delaware.
Termination of the Trust
The Trust will dissolve if any of the following events occur:
•
Upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;
•	The Trust becomes insolvent or bankrupt;
•	All of the Trust's assets are sold;
•	The Sponsor determines that the size of the assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;
•
The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•
Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
The Sponsor elects to terminate the Trust after the Trustee, the Administrator, the Gold Custodian or the Cash and Treasury Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged, and accordingly the Sponsor has made the determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.
The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder's Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.
In respect of termination events that rely on the Sponsor determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust will be required to alter its operations to comply with the termination event.  In each such case and in the case of the Sponsor's determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, under the direction of such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")). Any Liquidating Trustee that is appointed will have the same powers and limitations as applicable to the Sponsor, and the Liquidating Trustee will not have general liability for the acts, omissions, obligations and expenses of the Trust, as further discussed in the Trust Agreement. Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.
Governing Law
The Trust Agreement and the rights of the Sponsor, Trustee, and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.
Description of the Brokerage Agreement
The Commodity Broker and the Trust are party to the Brokerage Agreement.  Under the Brokerage Agreement, the Commodity Broker:
•	acts as the clearing broker;
•	acts as custodian of the Trust’s assets in connection with the clearing of transactions; and
•	performs such other services for the Trust as the Sponsor may from time to time request.
As clearing broker for the Trust, the Commodity Broker receives orders for trades from the Sponsor.
Confirmations of all executed trades are given to the Trust by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:
•	the assets of the Trust held in its account with the Commodity Broker and all contracts and rights to payment thereunder are held as security for the Trust’s obligations to the Commodity Broker;
•
the Commodity Broker shall have the right to limit the size of open positions (net or gross) of the Trust with respect to its account at any time only as necessary to comply with the applicable law or applicable position limits and shall promptly notify the Trust of any rejected order;

•
the Trust must make all applicable original margin, variation margin, intra-day margin and premium payments to the Commodity Broker; the Commodity Broker may, among other things, close out positions, sell securities or other property held in the Trust’s account, purchase futures or cancel orders at any time upon the default of the Trust under the Brokerage Agreement, without the consent of the Trust; and

•
absent a separate written agreement with the Trust with respect to give-up transactions, the Commodity Broker, in its sole discretion, may accept from other brokers contracts executed by such brokers and to be given up to the Commodity Broker for clearance or carrying in any account.

Administrative functions provided by the Commodity Broker to the Trust include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating balances and margin requirements.
In respect of the transactions effected pursuant to the Brokerage Agreement, the Commodity Broker will charge the Trust a fee for the services it has agreed to perform, including brokerage charges, give-up fees, commissions and services fees as may be agreed upon by the Trust and the Commodity Broker; exchange, clearing house, NFA or other regulatory fees; the amount necessary to hold the Commodity Broker harmless against all taxes and tax-related liabilities of the Trust; any debit balance or deficiency in the Trust’s account; interest on any debit balances or deficiencies in the Trust’s account and on monies advanced to the Trust; and any other agreed upon amounts owed by the Trust to the Commodity Broker in connection with the Trust’s account or transactions therein.
The Brokerage Agreement is terminable by the Trust at any time by written notice to the Commodity Broker, or by the Commodity Broker without penalty upon ten (10) days’ prior written notice.
The Brokerage Agreement provides that except to the extent of its gross negligence, fraud or willful misconduct, the Commodity Broker shall not be liable for any loss, liability or expense incurred by the Trust in connection with or arising out of the Brokerage Agreement, transactions in or for the Trust or any actions taken by the Commodity Broker at the request or direction of the Trust
Description of the Cash and Treasury Custody Agreement
Overview
The Cash Account and the Cash and Treasury Account are each administered and maintained by the Cash and Treasury Custodian on behalf of the Trust.  Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian will be responsible for administering and maintaining the Cash and Treasury Custodian Account in which the Cash and Treasury Custodian will hold T-Bills and U.S. dollars in the name of the Trust. The Cash and Treasury Custodian will purchase and sell T-Bills pursuant to the instruction of the Sponsor.
Pursuant to the instruction of the Trust, the Cash and Treasury Custodian deposits U.S. dollars into the Cash and Treasury Account for the purpose of buying T-Bills, or from amounts received on account of the sale or maturity of T-Bills. The Cash and Treasury Custodian withdraws U.S. dollars from the Cash Account at the instruction of the Sponsor to pay certain fees and expenses of the Trust, for the purpose of buying Physical Gold and Gold Futures, or to deposit cash into the Cash and Treasury Account for the purpose of buying T-Bills.
The Sponsor will direct the Cash and Treasury Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.
For a general description of the Cash and Treasury Custodian's obligations, see the above section "The Cash and Treasury Custodian."
Record Keeping
The Cash and Treasury Custodian will maintain timely and accurate records relating to its activities under Cash and Treasury Custody Agreement as required by applicable law and in accordance with the Cash and Treasury Custodian's internal document retention policies.
Fees and Expenses
The Cash and Treasury Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash and Treasury Custodian's Fee.  In addition, the Trust shall reimburse the Cash and Treasury Custodian for all reasonable and documented out-of-pocket expenses incurred by the Cash and Treasury Custodian in connection with the Cash and Treasury Custodian Agreement, but excluding salaries and usual overhead expenses and any expenses incurred as a result of the Cash and Treasury Custodian's or sub-custodian's negligence, willful misconduct or fraud.

Security Interest and Lien
Under the Cash and Treasury Custodian Agreements, the Cash and Treasury Custodian will have a lien on, and security interest in, the assets maintained in the Cash Account and the Cash and Treasury Account in order to satisfy each obligation or liability owed to the Cash and Treasury Custodian. The Cash and Treasury Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any T-Bills or U.S. dollars, sell, set-off, or otherwise realize upon or dispose of any such T-Bills or U.S. dollars and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Termination
The Cash and Treasury Custodian may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Trust not less than ninety (90) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Trust). The Trust may terminate the Cash and Treasury Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Cash and Treasury Custodian not less than sixty (60) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Cash and Treasury Custodian).
Upon termination of the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall deliver, at the terminating party's expense, the T-Bills and U.S. dollars held by it under the Cash and Treasury Custodian Agreement to a successor custodian designated by the Trust or, if a successor custodian is not designated, then to the Trust or as otherwise designated by the Trust pursuant to its instructions.
Liability and Indemnification
The Cash and Treasury Custodian is both exculpated and indemnified under the Cash and Treasury Custody Agreement.  The Cash and Treasury Custodian must exercise due care in accordance with reasonable commercial standards in discharging its duties under the Cash and Treasury Custody Agreement. The Cash and Treasury Custodian will be liable for any losses associated with the Cash and Treasury Custody Agreement to the extent such losses have been determined by a court or arbitrator of competent jurisdiction to have resulted from the Cash and Treasury Custodian's own negligence, willful misconduct or fraud. Under the Cash and Treasury Custody Agreement, the Cash and Treasury Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash and Treasury Custody Agreement.
Under the Cash and Treasury Custodian Agreement, the Cash and Treasury Custodian shall not be liable for losses caused directly or indirectly by (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined in the Cash and Treasury Custodian Agreement), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Cash and Treasury Custodian.
Under the Cash and Treasury Custodian Agreement, the Trust agrees to indemnify and hold harmless the Cash and Treasury Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Cash and Treasury Custodian or its nominee caused by or arising from actions taken by the Cash and Treasury Custodian, its employees or agents in the performance of its duties and obligations under Cash and Treasury Custodian Agreement, including, but not limited to, any indemnification obligations undertaken by the Cash and Treasury Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent such losses, damages and expenses are caused by, or results from, the negligence, willful misconduct or fraud of the Cash and Treasury Custodian or the subcustodian, as applicable, or the Cash and Treasury Custodian's material breach of the terms of the Cash and Treasury Custodian Agreement.

Governing Law
The Cash and Treasury Custodian Agreement is governed by the laws of [ ].
Description of the Gold Custody Agreement
Overview
The Gold Account is administered and maintained by the Gold Custodian on behalf of the Trust.  Under the Gold Custodian Agreement, the Gold Custodian will be responsible for administering and maintaining the Gold Account in which the Gold Custodian will hold Physical Gold in the name of the Trust.
For a general description of the Gold Custodian's obligations, see the above section "The Gold Custodian."
Record Keeping
The Gold Custodian will maintain timely and accurate records relating to its activities under Gold Custody Agreement as required by applicable law and in accordance with the Gold Custodian's internal document retention policies.
Fees and Expenses
The Gold Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Gold Custodian's Fee.  In addition, the Trust shall reimburse the Gold Custodian for all reasonable and documented out-of-pocket expenses incurred by the Gold Custodian in connection with the Gold Custodian Agreement, but excluding salaries and usual overhead expenses and any expenses incurred as a result of the Gold Custodian's or sub-custodian's negligence, willful misconduct or fraud.
Security Interest and Lien
Under the Gold Custodian Agreement, the Gold Custodian will have a lien on, and security interest in, the assets maintained in the Gold Account in order to satisfy each obligation or liability owed to the Gold Custodian. The Gold Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any Physical Gold, sell, set-off, or otherwise realize upon or dispose of any such Physical Gold and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Termination
The Gold Custodian may terminate the Gold Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Trust not less than ninety (90) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Trust). The Trust may terminate the Gold Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Gold Custodian not less than sixty (60) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Gold Custodian).
Upon termination of the Gold Custodian Agreement, the Gold Custodian shall deliver, at the terminating party's expense, the Physical Gold held by it under the Gold Custodian Agreement to a successor custodian designated by the Trust or, if a successor custodian is not designated, then to the Trust or as otherwise designated by the Trust pursuant to its instructions.
Liability and Indemnification
The Gold Custodian is both exculpated and indemnified under the Gold Custody Agreement.  The Gold Custodian must exercise due care in accordance with reasonable commercial standards in discharging its duties under the Gold Custody Agreement. The Gold Custodian will be liable for any losses associated with the Gold Custody Agreement to the extent such losses have been determined by a court or arbitrator of competent jurisdiction to have resulted from the Gold Custodian's own negligence, willful misconduct or fraud. Under the Gold Custody Agreement, the Gold Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Gold Custody Agreement.
Under the Gold Custodian Agreement, the Gold Custodian shall not be liable for losses caused directly or indirectly by (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined in the Gold Custodian Agreement), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Gold Custodian.
Under the Gold Custodian Agreement, the Trust agrees to indemnify and hold harmless the Gold Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Gold Custodian or its nominee caused by or arising from actions taken by the Gold Custodian, its employees or agents in the performance of its duties and obligations under Gold Custodian Agreement, including, but not limited to, any indemnification obligations undertaken by the Gold Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent such losses, damages and expenses are caused by, or results from, the negligence, willful misconduct or fraud of the Gold Custodian or the subcustodian, as applicable, or the Gold Custodian's material breach of the terms of the Gold Custodian Agreement.
Governing Law
The Gold Custodian Agreement is governed by the laws of [ ].

Description of the Administration Agreement
Role of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) calculations and determinations for the monthly rebalancing of the Trust's holdings in Physical Gold, Gold Futures and T-Bills on each Rebalance Date, (iii) evaluating the Physical Gold Holdings, the Gold Futures Holdings and Treasury and Cash Holdings, determining the Trust's NAV and the NAV per Share and preparing daily and monthly reports, (iv) maintaining books and records on behalf of the Trust and (v) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.
Term and Termination
The Administration Agreement will be in effect for an initial term of three (3) years from the commencement of the Trust’s operation, the first date on which the Administrator is entitled to receive fees under the Administration Agreement. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice.
Either the Sponsor or the Administrator may terminate the Administration Agreement for cause for the reasons set forth in the Administration Agreement, such as either party’s bankruptcy or committing a material breach of the Administration Agreement. The Trust may terminate the Administration Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.
Liability and Indemnification
The Administrator is both exculpated and indemnified under the Administration Agreement.
Except as otherwise provided in the Administration Agreement, the Administrator shall exercise reasonable care and diligence in carrying out all of its duties and obligations under the Administration Agreement and the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys’ and accountants’ fees) incurred by the Trust, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own bad faith, gross negligence willful misfeasance, reckless disregard of its duties thereunder, or breach of any representation or warranty of the Administrator contained in the Administration Agreement. In no event shall the Administrator be liable to the other party or any third party for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance thereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such loss, damage or expense arises out of the bad faith, gross negligence or willful misconduct of the Administrator.
The Trust shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred by or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator without bad faith, gross negligence, or willful misconduct, or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials (excluding information provided by the Administrator), (iii) any instructions provided by or on behalf of the Trust to the Administrator, or (iv) any opinion of legal counsel for the Trust, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement.
Governing Law
The Administration Agreement is governed by the laws of [ ].
Description of the Transfer Agent Services Agreement
Duties of the Transfer Agent
The Trust will enter into a transfer agent services agreement (the "Transfer Agent Services Agreement") with the Transfer Agent.  The Transfer Agent Services Agreement establishes the rights and responsibilities of the Transfer Agent with respect to crediting and debiting of Shares owned by holders of record.  The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC with respect thereto.  The Transfer Agent will also (i) cooperate with the Trust's preparation of Shareholders' account statements (ii) cooperate with the Auditor's preparation of Shareholders' tax statements, and (iii) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC.
Term and Termination
The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one-year term or, unless earlier terminated as provided therein.
Liability and Indemnification
The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or losses, arising out of or attributable to: (i) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct; (ii) the Trust’s gross negligence or willful misconduct; (iii) the breach of any representation or warranty of the Trust thereunder; (iv) the conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (a) are received by the Transfer Agent or its agents or subcontractors, and (b) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar; (v) the conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust; and (vi) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Governing Law
The Transfer Agent Services Agreement is governed by the laws of [ ].
Description of the Distribution Services Agreement
Overview
Under the Distribution Services Agreement, the Marketing Agent: (i) reviews all proposed advertising materials and sales literature for compliance with applicable laws and regulations; files with appropriate regulators those advertising materials and sales literature as required; (ii) reviews and accepts creation and redemption orders from Authorized Participants; and (iii) prepares, maintains and reproduces when requested all applicable books and records related to the services provided pursuant to the Distribution Services Agreement.
Liability and Indemnification
The Marketing Agent is indemnified by the Trust under the Distribution Services Agreement for certain liabilities resulting from: (i) the Trust’s breaches of the Distribution Services Agreement; (ii) relating to the Trust’s failure to comply with any applicable securities laws or regulations; or (iii) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law, or any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Trust are sold,
The Trust is indemnified by the Marketing Agent for certain liabilities resulting from: (i) the Marketing Agent’s breaches of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Marketing Agent’s failure to comply with any applicable securities laws or regulations or applicable rules and regulations of any self-regulatory organization, including, without limitation, FINRA; or (iii) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Marketing Agent in writing.
Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.
Governing Law
The Distribution Services Agreement is governed by the laws of [ ].
Description of the Index License Agreement
Overview
The Trust will enter into an index license agreement (the "Index License Agreement") with the Index Calculation Agent governing the Trust's use of the Index. The Index License Agreement establishes the rights and responsibilities of the Trust and the Index Calculation Agent with respect to the calculation and publication of the Index.
Standard of Care; Limitations of Liability under the Index License Agreement
The Index Calculation Agent is obligated to fulfill its obligations under the Index License Agreement with the care of a prudent businessman.

Under the Index License Agreement, neither the Index Calculation Agent nor the Trust is liable to the other for indirect or consequential damages. Further, the Index Calculation Agent is not liable for losses incurred owing to force majeure, war and natural occurrences or other events for which it is not responsible (e.g. strikes, lock-outs, disruption to transport, orders issued by domestic and foreign authorities not caused by culpable conduct) or disruptions to technical installations such as the IT system which have not been caused by culpable conduct of the Index Calculation Agent. Force majeure also includes computer viruses or attacks on IT systems by hackers provided that the Index Calculation Agent has taken suitable precautionary measures and did not act in a culpable manner in making the virus or hacker attack possible. Under the Index License Agreement, the Index Calculation Agent will take commercially reasonable actions to remedy such force majeure events as promptly as practicable.
Fees and Expenses
The Trust will pay a fee to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index (the “Index Calculation Agent Fee”).
Termination of the Index License Agreement
Either the Sponsor or the Index Calculation Agent may terminate the Index License Agreement for cause for the reasons set forth in the Index License Agreement, such as either party’s bankruptcy or committing a material breach of the Index License Agreement. The Trust may terminate the Index License Agreement prior to the expiration of any term upon thirty (30) days’ prior written notice and the Index Calculation Agent may terminate the Index License Agreement prior to the expiration of any term upon ninety (90) days’ prior written notice.
Governing Law
The Index License Agreement is governed by the laws of [ ].
Description of the Partnership Representative Agreement
Role of the Partnership Representative
[       ] (the "Partnership Representative") shall act as the partnership representative.  The Partnership Representative Services Agreement (the "Partnership Representative Agreement"), between the Trust and the Partnership Representative, establishes the rights and responsibilities of the Partnership Representative.  The Partnership Representative shall have the power and authority granted to it under sections 6221 through 6241 of the Internal Revenue Code (the "Code"), as amended by section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and as further amended, together with any guidance issued thereunder or successor provision.
Liability of the Partnership Representative
The Partnership Representative shall not be liable to the Trust except for any loss resulting from the bad faith or willful misconduct of the Partnership Representative, as determined in a final judgment by a court of competent jurisdiction.  The Partnership Representative shall only be liable for actual damages incurred and shall not be liable for consequential, punitive or exemplary damages or for any claims by third parties.  The Partnership Representative shall not be liable for any action or omission pursuant to the direction of the Trust and shall not be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust.

Termination of the Partnership Representative Agreement
The Partnership Representative Agreement shall continue for one (1) year beginning on the date of the Partnership Representative Agreement. Thereafter, if not terminated as provided therein, the Partnership Representative Agreement shall continue automatically in effect for successive annual periods.
The Partnership Representative Agreement may be terminated by the Partnership Representative or the Trust upon not less than thirty (30) days' written notice prior to the end of any term.  Additionally, the Partnership Representative can immediately terminate the Partnership Representative Agreement upon written notice if it reasonably determines that the Trust has failed to comply with any of its obligations under the Partnership Representative Agreement, at which time the Partnership Representative shall no longer have any obligations to the Trust.
Partnership Representative's Fee and Indemnity
The Partnership Representative will be compensated by the Trust, out of the Sponsor's Fee, for the Partnership Representative's Fee.
The Trust indemnifies, defends and holds harmless the Partnership Representative, its affiliated companies, and all of such companies' current and former employees, agents, officers and managers, including the Designated Individual (as such term is defined in in Treasury Regulations section 301.6223-1(b)(3)) to the fullest extent permissible under Delaware law from any claim, action or proceeding arising from or related to the Partnership Representative Agreement or any services performed or omitted to have been performed by the Partnership Representative or the Designated Individual, except to the extent any loss, claim or damage is found in a final judgment by a court of competent jurisdiction to have resulted from the such indemnified persons bad faith or willful misconduct.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences to the Shareholders.  This discussion is based upon the United States Internal Revenue Code of 1986, as in effect on the date hereof (the "Code") and the judicial decisions, Treasury Regulations and published revenue rulings and procedures in existence on the date hereof, all of which are subject to change, possibly with retroactive effect.  In the event of a change in applicable tax law, neither the Trust nor the Sponsor is under any obligation to update this discussion.
This summary discusses U.S. federal income tax consequences of an investment in the Trust by beneficial owners who are United States persons and beneficial owners who are not United States persons.  A United States person means an individual, citizen or resident of the U.S., a corporation created or organized under the laws of the U.S. or any state thereof or the District of Columbia, any estate (other than an estate the income from which, from sources outside the U.S. that is not effectively connected with a trade or business within the U.S., is not includible in its gross income for U.S. federal income tax purposes), or a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.  A non-United States person means a person other than a United States person or a partnership.
This summary does not discuss all of the tax consequences that may be relevant to a particular investor or (unless otherwise indicated) to certain investors subject to special treatment under federal income tax laws, such as regulated investment companies, personal holding companies, brokers or dealers in securities, bank and certain other financial institutions, insurance companies, persons required to recognize income no later than when such income is reported on an "applicable financial statement," persons subject to the “base erosion and anti-avoidance” tax or trusts.  This summary only applies to beneficial owners who hold Shares as capital assets.  The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective Shareholder.  Accordingly, each prospective Shareholder should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local and non-U.S. tax consequences to him of an investment in the Trust.  This summary also does not discuss the tax consequences to an Authorized Participant who subscribes for or redeems Creation Units.
If a partnership or other entity classified as a partnership for United States federal income tax purposes holds Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such Shares.
No assurance can be given that the Internal Revenue Service (the "IRS") (or other relevant taxing authority) or a court will agree with the tax consequences set forth below.  Prospective investors are advised to consult their own tax advisers as to the U.S. federal, state and local and the non-U.S. tax consequences of an investment in the Trust.
U.S. Federal Income Taxation of the Trust and Shareholders that are United States Persons
Treatment of the Trust as a Partnership for U.S. Federal Income Tax Purposes.  The Trust intends to be treated as a partnership for U.S. federal income tax purposes.  To this end, the Trust intends to take the position for U.S. federal income tax purposes that it is a business entity and that it intends to make, or has made, a protective election to be treated as a partnership for U.S. federal income tax purposes.  The Trust has been advised by its counsel, Seward & Kissel LLP, that as a partnership, the Trust will not be a taxable entity for U.S. federal income tax purposes.  Instead, each partner will be required to take into account for each fiscal year, for purposes of computing his own income tax, his proportionate share of the items of taxable income or loss allocated to him pursuant to the Trust Agreement, whether or not any income is paid out to him.  Such taxable income or loss will be required to be taken into account in the taxable year of the Shareholder in which the fiscal year of the Trust ends.
Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation.  The Trust has been advised that it should not be treated as a "publicly traded partnership" taxable as a corporation.  Such advice is based on the expectation that 90% or more of the Trust's gross income for each taxable year will consist of "qualifying income" as defined by Section 7704(d) of the Code, which term includes (among other items) interest (excluding certain amounts contingent on the income or profits of any person); income from trading commodities, if commodities trading is a primary purpose of the partnership; dividends; gain from the sale or other disposition of stock, securities, or foreign currencies; payments with respect to securities loans; and certain other income (including gains from options, futures, or forward contracts) derived from investments in stock, securities, or currencies.  If it were determined that the Trust should be treated as a "publicly traded partnership" taxable as a corporation for federal income tax purposes (as a result of changes in the Code, Treasury Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Trust would be subject to corporate income tax when recognized by the Trust; distributions of such income, other than in certain withdrawals of interests in the Trust, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Trust; and Shareholders would not be entitled to report profits or losses realized by the Trust.

Limitations on the Deductibility of Losses and Expenses. The income, gains, losses and deductions of the Trust will not be from a "passive activity" within the meaning of Section 469 of Code, and therefore (i) the deduction by a Shareholder of his distributive share of the losses or deductions of the Trust will not be restricted under Code Section 469 and (ii) a Shareholder who is an individual will not be able to offset losses or deductions from "passive activities" against his share of income or gain of the Trust.
The Trust will be required each year to make the determination as to whether it will take the position for U.S. federal income tax purposes that it is (i) a trader in securities and commodities or, alternatively, (ii) an investor in securities and commodities.  This determination will be made separately each year based primarily on the level of the Trust's securities and commodities trading activities during the particular year.  Accordingly, the Trust's status as a trader or an investor may vary from year to year and is difficult to predict in advance.  If the Trust is characterized as a trader, each partner who is an individual may deduct his share of expenses of the Trust under Code Section 162 as a business expense.  Alternatively, if the Trust is characterized as an investor, the expenses of the Trust (including the Sponsor's Fee and any Additional Trust Expenses) would not deductible by an individual or trust for U.S. federal income tax purposes (including for purposes of computing the alternative minimum tax).  Expenses connected with the marketing and issuance of Shares are not deductible.
Taxation of Investments.  Generally, the gains and losses realized by the Trust on the sale of Physical Gold will be capital gains and losses.  These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder.  Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.  The deductibility of capital losses is subject to significant limitations.
Certain options, regulated futures contracts (including most gold futures contracts) and foreign currency contracts are considered “Section 1256 contracts” for U.S. federal income tax purposes.  Section 1256 contracts held by the Trust at the end of each taxable year will be “marked to market” and treated for U.S. federal income tax purposes as though sold for fair market value on the last business day of such taxable year.  Gain or loss realized on Section 1256 contracts (other than certain foreign currency contracts) generally will be considered 60% long term and 40% short term capital gain or loss.
Taxation of Sale, Exchange or Disposition of Shares.  A Shareholder will recognize gain or loss on a sale of Shares equal to the difference between the amount realized and the Shareholder’s tax basis in the Shares sold. A Shareholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him in exchange for his Shares.  Gain or loss recognized by a Shareholder on the sale or exchange of Shares generally will be taxable as capital gain or loss.  Capital gain recognized by an individual on the sale of units held more than one year generally will be taxed at preferential tax rates.  A portion of an individual Shareholder’s capital gain will likely be allocable to “collectibles” including Physical Gold owned by the Trust.  Any capital gain attributable to the Trust’s appreciated Physical Gold will be treated as collectibles gain and taxed at a maximum rate of 28% rather than the 20% rate applicable to most other long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Under Section 754 of the Code, the Trust may elect to adjust the tax basis of its property upon the transfer of a partnership interest (including by reason of death).  If such an election were made, then the tax basis of a purchaser of Shares in the Trust’s assets (or inside basis) would reflect the purchaser’s purchase price.  This may result in such a Shareholder realizing less gain or more loss upon a disposition of assets by the Trust.  Any such election, once made, cannot be revoked without the consent of the IRS.
Tax Shelter Regulations.  The IRS has released final Treasury Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations").  The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships.  Under the Tax Shelter Regulations, if the Trust engages in a "reportable transaction," the Trust and, under certain circumstances, its Shareholders may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its U.S. federal income tax return for each year it participates in the "reportable transaction"; and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed.  The scope of the Tax Shelter Regulations may be affected by further IRS guidance.  Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.  Each investor should consult its own tax advisers as to its obligations under the Tax Shelter Regulations.
Tax Audits.  Under current partnership audit provisions of the Code, if it is determined that the Trust underreported income in a prior year (the "reviewed year"), the Trust would have the option either to (i) have the Trust itself pay any tax due in the "adjustment year" (generally, the year in which the adjustment becomes final) or (ii) make a so-called “push-out election” and issue statements to the Shareholders for the reviewed year, which statements would indicate each Shareholder's share of the adjustment.  The Sponsor will have the authority to make this determination on behalf of the Trust.  If the Trust chooses the first option, a Shareholder may bear the economic burden for taxes that accrued before such investor acquired shares in the Trust or in a different amount due to the Shareholders' varying interests in the Trust during the period to which such taxes related.  If the Trust chooses the second option, each Shareholder's tax for the taxable year which includes the date the statement was furnished would be increased by the adjustment amount, subject to various adjustments.  In either case, interest (and possibly penalties) also would apply.
U.S. Tax Exempt Shareholders.  Assuming a U.S. tax-exempt shareholder does not borrow money or otherwise utilize leverage in connection with its acquisition of Shares in the Trust, any income from the Trust or gain on the sale, exchange or other disposition of Shares by a U.S. tax-exempt shareholder should not constitute "unrelated debt-financed income" as defined in Code Section 514 or "unrelated business taxable income" as defined in Code Section 512 to the U.S. tax-exempt shareholder.
The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective investor.  Accordingly, each prospective investor should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local tax consequences to him of an investment in the Trust.
U.S. Federal Income Tax Considerations of Shareholders that are Non-United States Persons
U.S. Trade or Business Considerations.  Special tax considerations apply to Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States ("Foreign Shareholders").  A Foreign Shareholder generally will not be deemed to be engaged in a trade or business in the United States solely as a result of his investment in the Trust if, as is expected, the Trust's activities consist solely of trading T-Bills, Physical Gold and Gold Futures.  The Trust's trading of T-Bills for its own account will not constitute a trade or business under the securities trading safe harbor of Code Section 864.  Trading commodities for one's own account will not constitute a U.S. trade or business if the commodities being traded are of a kind that are customarily dealt in on an organized commodities exchange.  Accordingly, a Foreign Shareholder generally should not be subject to any U.S. federal income tax on his share of the Trust's capital gains and generally should not be subject to any U.S. federal income tax on gain realized upon the sale or other disposition of his Shares in the Trust.

Withholding on U.S. Source Interest.  Certain U.S. source income (including dividends and certain types of interest) paid to non-U.S. persons is subject to a thirty percent (30%) withholding tax.  Interest paid on T-Bills is not subject to this withholding tax and the Trust does not expect to recognize other types of income that are subject to this withholding tax.
FATCA.  Under the Foreign Account Tax Compliance Act ("FATCA") provisions of the Hiring Incentives to Restore Employment Act (the "HIRE Act"), a Foreign Shareholder that is an entity generally will be required to provide to the Trust information which identifies the Foreign Shareholder's direct and indirect U.S. ownership.  Any such information provided to the Partnership may be shared with the IRS.  Further, a Foreign Shareholder that is a "foreign financial institution" within the meaning of Code Section 1471(d)(4) must disclose certain information about its U.S. account holders and equity holders pursuant to either an agreement with the IRS or an intergovernmental agreement or otherwise claim an exemption.  A Foreign Shareholder who fails to comply with the HIRE Act would be subject to a thirty percent (30%) withholding tax with respect to its share of U.S. source dividend and certain U.S. source interest income.  Temporary Treasury regulations have delayed the implementation of the withholding provisions of FATCA applicable to gross proceeds from the sale of property that could produce U.S. source dividends or U.S. source interest income.  Foreign Shareholders should consult their own tax advisors regarding the possible implications of the HIRE Act on their investments in the Trust.
Foreign Taxes.  A Foreign Shareholder may be subject to tax on his share of the Trust's income and gain in his country of nationality, residence or elsewhere.  It is possible that a Foreign Shareholder may be able to credit all or a portion of his United States taxes paid (if any) against his income tax liability in his home jurisdiction.
U.S. Estate Tax Considerations.  An individual Foreign Shareholder who owns directly Shares on his date of death could be subject to United States estate tax with respect to such Shares.
Information Reporting.  A Foreign Shareholder will be required to provide the Trust (or its agent) with an applicable IRS Form W-8.  The annual information return that the Trust will file with the IRS will include a schedule setting forth certain information about the Foreign Shareholder, including the Foreign Shareholder's name, address and share of the Trust's income or loss.
Foreign Shareholders should consult their own tax advisors as to the tax consequences to them of an investment in the Trust, including the possible applicability of any treaty provisions, withholding taxes and reporting requirements.

ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code, (iii) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement or entity, an "ERISA Plan"), and (iv) plans that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code ("Similar Law") and entities whose underlying assets are considered to include "plan assets" of any such plans (each such plan or entity, an "Other Plan").
ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of an ERISA Plan.  In contemplating an investment of a portion of an ERISA Plan's assets in the Shares, the plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the "Risk Factors"  discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest or disqualified person; (iii) the ERISA Plan's funding objectives; and (iv) whether, under the general fiduciary standards of prudence and diversification, such investment is appropriate for the ERISA Plan, taking into account, among other things, the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and the ERISA Plan's need for sufficient liquidity to pay benefits when due.
Other Plans, including governmental plans, certain church plans and non-U.S. plans, may not be subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but fiduciaries investing the assets of Other Plans may be subject to substantially similar rules under Similar Law.  Accordingly, fiduciaries to Other Plans considering an investment in the Shares on behalf of an Other Plan should consider whether an investment in Shares is consistent with their fiduciary responsibilities under applicable Similar Law, including whether the investment would constitute a violation of applicable Similar Law.
IRAs and participant-directed accounts under tax-qualified retirement plans may be limited in the types of investments they may be able to make under the Code and/or under the governing documents and operations of the IRA or plan.  Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to their ability to purchase the Shares and the consequences (including tax consequences) of any purchase of the Shares.
Under the Department of Labor's regulations at § 2510.3-101, as modified in application by Section 3(42) of ERISA (the "Plan Asset Regulations"), if an ERISA Plan invests in an equity interest of an entity that is "a publicly-offered security," the ERISA Plan's assets will include its investment in the entity, but do not, solely by reason of that investment, include any of the underlying assets of the entity.  Accordingly, when an ERISA Plan invests in a "publicly-offered security" that represents an equity interest in an entity, that entity will not be deemed to hold any of that investor's "plan assets" subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code in connection with that ERISA Plan's investment in the entity. Under the Plan Asset Regulations, an "equity interest" is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law, and a beneficial interest in a trust is considered an equity interest.  A "publicly-offered security" is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act  or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act  and the class of securities of which such security is a part is registered under the Exchange Act within one-hundred and twenty (120) days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is "freely transferable" is a factual question determined on the basis of facts and circumstances. A class of securities is "widely-held" if it is a class of securities that is owned by one-hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be "publicly-offered securities" within the meaning of the Plan Asset Regulations.
EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.  AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

PLAN OF DISTRIBUTION
Authorized Participants
The Trust issues Shares in Creation Units to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m. (New York City time) on the business day immediately following the date on which a valid order to create a Creation Unit is accepted by the Trust. The creation or redemption will be at the NAV of [  ],000 Shares as of the closing time of the Exchange or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the date that a valid order to create a Creation Unit is accepted by the Trust. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two business days after the creation order date.
Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending upon the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The Trust has entered into the Distribution Services Agreement with the Marketing Agent to assist the Sponsor with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. In consideration for the services provided by the Marketing Agent, the Trust reimburses the Marketing Agent for actual costs associated with the performance of such services, capped at $[] annually. See also “Description of the Trust Documents – Distribution Services Agreement.”
As of the date of this prospectus, each of [          ] has executed an Authorized Participant Agreement and [are] the only Authorized Participant[s].
Likelihood of Becoming a Statutory Underwriter
The Trust issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, may occur at any point. An Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus may be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution, under certain interpretations of applicable law, in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.

Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than [ ]% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Creation Units.
Distribution Services Fee	Marketing Agent	Shareholders	Capped at $[ ] per annum, not to exceed [ ]% of the gross offering proceeds
Assisting the Sponsor with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Trust.

Marketing Services Fee	Marketing Agent	Shareholders	A range from [ ]% - [ ]% per annum of the Total Average Net Assets (as defined herein) during each year calculated in U.S. dollars; not to exceed [ ]% of the gross offering proceeds.	Assisting the Sponsor by providing support to educate institutional investors and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Trust.
For additional details, see below.
General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Trust will not exceed 10% of the gross offering proceeds of the Shares.
The Authorized Participants will not charge a commission of greater than [          ]% of the gross offering proceeds of the offering.
The Marketing Agent will be paid a marketing services fee by the Trust.  The Distribution Services Agreement provides for the Marketing Agent to be paid $[          ] per annum ($[          ] per quarter) by the Trust.
The payments to the Marketing Agent will not, in the aggregate, exceed [          ]% of the gross offering proceeds of the offering. The Marketing Agent will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.
The Shares will be listed on the Exchange under the ticker symbol "[          ]".
LEGAL PROCEEDINGS
The Trust is not aware of existing or pending legal proceedings against it, nor is the Trust involved as a plaintiff in any proceedings or pending litigation.
LEGAL MATTERS
The validity of the Shares will be passed upon for the Sponsor by Seward & Kissel LLP will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at www.wilshirephoenix.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.
The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

EXHIBIT A: INDEX OF DEFINED TERMS
In this prospectus, each of the following quoted terms has the meanings set forth after such term:
"Additional Trust Expenses"—Certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, Gold Futures and T-Bills, any other fees payable to the Commodity Broker, fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, fees and expenses of redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust.
"Administrator" — The Bank of New York Mellon together with its permitted successors and assigns.
"Administrator Fee"—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.
"Auditor"— [          ].
“Authorized Participant” — An entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) a participant in the DTC; and (3) a party to an Authorized Participant Agreement.
“Authorized Participant Agreement”—An agreement between the Trust, the Sponsor and an entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in the DTC, which permits that entity to purchase or redeem Creation Units with the Trust.
“Baskets”—The Trust’s cash exchanged with Authorized Participants for Creation Units.
"Book Entry System"—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.
"Business Day"— Any day other than a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business.
"Cash Account"—The cash account maintained by the Trust at the Cash and Treasury Custodian pursuant to the Cash and Treasury Custodian Agreement.
"Cash and Treasury Account"—The cash and treasury account maintained by the Trust at the Cash and Treasury Custodian pursuant to the Cash and Treasury Custodian Agreement.
"Cash and Treasury Custodian"— The Bank of New York Mellon together with its permitted successors and assigns.
"Cash and Treasury Custodian Agreement"—The Custody Agreement between the Trust and the Cash and Treasury Custodian which sets forth the obligations and responsibilities of the Cash and Treasury Custodian in respect of the safekeeping of the Trust's cash and T-Bills, as the same may be amended from time to time.
"Cash and Treasury Custodian Fee"—Fee payable to the Cash and Treasury Custodian for services it provides to the Trust, which the Sponsor shall pay to the Cash and Treasury Custodian as a Sponsor-paid Expense.
"CEA"—Commodity Exchange Act of 1936, as amended.
“Cede & Co.”—The name in which certain shares may be held on the books of DTC.

"CFTC"—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
"Clearing Trust Agency"—Any clearing agency or similar system other than the Book Entry System or DTC.
"CME"—The Chicago Mercantile Exchange.
“Creation Unit”— Blocks of [  ],000 Shares that the Trust issues to and redeems from Authorized Participants.
"DSTA"—The Delaware Statutory Trust Act, as amended.
"DTC"—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.
"DTC Participant"—A direct participant in DTC, such as a bank, broker, dealer or trust company.
"ERISA"—Employee Retirement Income Security Act of 1974, as amended.
"ETF"—Exchange traded fund.
"Evaluation Time"—Each Business Day at 4:00 p.m., Eastern time, or as soon thereafter as practicable.
"Exchange"—NYSE Arca, Inc.
"Exchange Act"—The Securities Exchange Act of 1934, as amended.
"FDIC"—The Federal Deposit Insurance Corporation.
"FINRA"—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.
"Foreign Shareholders"—Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States.
"GAAP"—The U.S. generally accepted accounting principles.
"Gold Account"—The account for Physical Gold maintained by the Gold Custodian on behalf of the Trust.
"Gold Custodian"—[ ] together with its permitted successors and assigns.
"Gold Custodian Agreement"—The Custodial Services Agreement between the Trust and the Gold Custodian which sets forth the obligations and responsibilities of the Gold Custodian in respect of the safekeeping of the Trust's Physical Gold, as the same may be amended from time to time.
"Gold Custodian Fee"—Fee payable to the Gold Custodian for services it provides to the Trust, which the Sponsor shall pay to the Gold Custodian as a Sponsor-paid Expense.
"HIRE Act"—The Hiring Incentives to Restore Employment Act.
“IIV”—the Intraday Indicative Value of the Index.
"Index"—The Gold and Treasury IndexTM as calculated and published by the Index Calculation Agent.
"Index Calculation Agent"— [] together with its permitted successors and assigns.

"Index License Agreement"— The Index License Agreement between the Index Calculation Agent and the Trust governing the Trust's creation and use of the Index and the Index Calculation Agent's duties and obligations, as the same may be amended from time to time.
"Index Calculation Agent Fee"— The fee payable to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index.
"Indirect Participants"—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.
"Internal Revenue Code"—Internal Revenue Code of 1986, as amended.
"Investment Advisers Act"—Investment Advisers Act of 1940, as amended.
"Investment Company Act"—Investment Company Act of 1940, as amended.
"IRA"—An individual retirement account provided for under Section 408(m) of the Code.
"IRS"—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.
"JOBS Act"—The Jumpstart our Business Startups Act of 2012.
"LBMA Gold Price"—The price of Physical Gold that is based on the LBMA daily auctions.
"LBMA Gold Price AM"—The price of Physical Gold that is based on the LBMA daily morning auction.
"LBMA Gold Price PM"—The price of Physical Gold that is based on the LBMA daily afternoon auction.
“Marketing Agent”—Foreside Fund Services, LLC and its permitted successors and assigns.
"NAV"—Net asset value.
"NAV per Share"—The net asset value per Share.
“NFA"—The National Futures Association
"Partnership Representative" — [       ].
"Partnership Representative Agreement"—The Partnership Representative Services Agreement between the Partnership Representative and the Trust governing the Partnership Representative's duties and obligations as partnership representative of the Trust, as the same may be amended from time to time.
"Partnership Representative Fee"—Fee payable to the Partnership Representative for services it provides to the Trust, which the Sponsor shall pay to the Partnership Representative as a Sponsor-paid Expense.
"PCAOB"—the Public Company Accounting Oversight Board.
"Physical Gold Component "—A notional component of the Index representing Physical Gold.
“Rebalance Date”—The last Business Day of each month.
"Record Date"—With respect to any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Administrator, as applicable, for determining who is a Shareholder entitled to such voting right.
"Sarbanes-Oxley Act"—The Sarbanes-Oxley Act of 2002.

"SEC"—The U.S. Securities and Exchange Commission.
"Securities Act"—The Securities Act of 1933, as amended.
"Service Providers"—Collectively, the Administrator, the Auditor, the Physical Gold Custodian, the Cash and Treasury Custodian, the Commodity Broker, the Index Calculation Agent, the Partnership Representative, the Transfer Agent, the Marketing Agent, and the Trustee.
"Shareholder"—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.
"Shares"—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.
"SIPC"—The Securities Investor Protection Corporation.
"Sponsor"—Wilshire Phoenix Funds LLC.
"Sponsor-paid Expense(s)"—The Administrator Fee, the Gold Custodian Fee, the Cash and Treasury Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Commodity Broker Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, applicable license fees, and the Trust's audit fees (including any fees and expenses associated with tax preparation).
"Sponsor's Fee"—The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.
"T-Bills"—Short-term U.S. Treasury securities.
“T-Bill Interest”— The portions of the cash that represents interest on the T-Bills that will be allocated to the Cash Account and will be used to pay, partially or in full, any redemptions, the Sponsor's Fee and Additional Trust Expenses.
"T-Bills Price"—The price of T-Bills.
"Transfer Agent"— The Bank of New York Mellon together with its permitted successors and assigns .
"Transfer Agent Fee"—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.
"Transfer Agent Services Agreement"—The Agreement between the Transfer Agent and the Trust governing the Transfer Agent's duties and obligations, as the same may be amended from time to time.
"Treasury and Cash Holdings"—The value of the T-Bills and U.S. dollars held by the Trust.
"Treasury Component"—A notional component of the Index representing T-Bills.
"Trust"— United States Gold and Treasury Investment TrustTM, a Delaware statutory trust that was formed on January 8, 2020 under the DSTA pursuant to the Trust Agreement.
"Trust Administration and Accounting Agreement"—The Administration, Trust Accounting and Recordkeeping Agreement between the Trust and the Administrator which sets forth the obligations and responsibilities of the Administrator in respect of the administration, accounting and recordkeeping of the Trust as well as its role as Transfer Agent, as the same may be amended from time to time.
"Trust Agreement"—The Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.

"Trustee"— Delaware Trust Company, together with its permitted successors and assigns.
"Trustee Fee"—Fee payable to the Trustee for services it provides to the Trust, which the Sponsor shall pay to the Trustee as a Sponsor-paid Expense.
"U.S. dollar" or "$"—United States dollar or dollars.

PROSPECTUS

THE UNITED STATES GOLD AND TREASURY INVESTMENT TRUST

[__] SHARES

Until [          ], 2020 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[          ], 2020

Part Two:
Statement of Additional Information
The United States Gold and Treasury Investment TrustTM
[          ], 2020

This prospectus is in two parts, a Disclosure Document and this Statement of Additional Information (“SAI”).  The SAI should be read in conjunction with the Disclosure Document for the United States Gold and Treasury Investment TrustTM (the “Trust”) dated [          ], 2020.  Capitalized terms used and not defined in this SAI are defined in the Disclosure Document.

Table of Contents

GENERAL INFORMATION RELATING TO WILSHIRE PHOENIX FUNDS LLC	96
THE FUTURES MARKETS	96
FUTURES CONTRACTS	96
HEDGERS AND SPECULATORS	96
FUTURES EXCHANGES	96
REGULATIONS	97
MARGIN	98

General Information Relating to Wilshire Phoenix Funds LLC
The Sponsor coordinated and paid for the creation of the Trust and serves as the Trust’s commodity pool operator.  The Sponsor was formed on May 14, 2018 and, effective [  ] is registered with the CFTC as a commodity pool operator and is a member of the NFA.
The Futures Markets
Futures Contracts
Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December wheat on a futures exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock, financial or economic indices approved by the CFTC, or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.
Hedgers and Speculators
The two broad classes of persons who trade futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
Futures Exchanges
Futures exchanges provide centralized market facilities for trading futures contracts and options thereon (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.
Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes a guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades. Members effecting futures transactions on an organized exchange typically need not worry about the solvency of the party on the opposite side of the trade but, rather, their concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.
Regulations
Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.
The Commodity Exchange Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Sponsor) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor. If the registration of the Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Trust. The Trust is not registered with the CFTC in any capacity.
The Commodity Exchange Act requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.
The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
Shareholders are afforded certain rights for reparations under the Commodity Exchange Act. Shareholders may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.
Pursuant to authority in the Commodity Exchange Act, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for derivatives professionals. NFA members are subject to NFA standards relating to fair trade practices, market integrity, and consumer protection. As the self-regulatory body of the derivatives industry, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers, and swap dealers, among others, and their respective associated persons, as applicable, and floor brokers. The Commodity Broker and the Sponsor are members of the NFA (the Trust is not required to become a member of the NFA).
The CFTC has no authority to regulate trading on foreign futures exchanges and markets but permits direct access to such markets from the United States with respect to foreign boards of trade that are registered as such with the CFTC.

Margin
“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contract that the trader purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.
Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Trust’s position.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
 Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.  All amounts shown are estimates except for the SEC registration fee:
SEC registration fee	$	[_]
NYSE Arca, Inc. listing fee		[_]
Legal fees and expenses		[_]
Accounting fees and expenses		[_]
Printing and engraving costs		[_]
Transfer agent and distribution agent fees and other		[_]
Miscellaneous		[_]
Total	$

Item 14.	Indemnification of Directors and Officers.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement.  Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
Item 15.           Recent Sales of Unregistered Securities.
Not applicable.
Item 16.	Exhibits and Financial Statement Schedules.
(a)          Exhibits

1.1*	Form of Authorized Participant Agreement
4.1*	Form of Trust Agreement
4.2*	Form of Certificate of Trust (attached as Exhibit A to the Form of Trust Agreement)
5.1*	Opinion as to legality of Shares
8.1*	Opinion of Seward & Kissel LLP as to tax matters
10.1*	Form of Gold Custodian Agreement
10.2*	Form of Cash and Treasury Custodian Agreement
10.3*	Form of Index License Agreement
10.4*	Form of Administration Agreement
10.5*	Form of Distribution Services Agreement
10.6* 10.7*	Form of Transfer Agent Services Agreement Form of Futures Clearing Brokerage Agreement
10.8*	Form of Partnership Representative Agreement
23.1*	Consent of [ ]
23.2*	Consent of [ ] (included in Exhibit 5.1)
23.3*	Consent of Seward & Kissel LLP (included in Exhibit 8.1)]

_______________
*          To be filed by amendment
(b)          Financial Statement Schedules
Not applicable.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:
(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 under the Securities Act, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.
(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the Registrant is relying on Rule 430B under the Securities Act:
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such  document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
(i)
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iv)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on the 14th day of January, 2020.

By: Wilshire Phoenix Funds LLC, as Sponsor of the Trust

By:	/s/ William Herrmann
Name: William Herrmann
Title: Managing Partner

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Herrmann	Managing Partner of Wilshire Phoenix Funds LLC (serving in the capacity of principal executive officer and director)	January 14, 2020
William Herrmann
/s/ William Cai	Partner of Wilshire Phoenix Funds LLC (serving in the capacity of principal financial officer and principal accounting officer and director)	January 14, 2020
William Cai